File No. 024-12607

As filed with the Securities and Exchange Commission on October 21, 2026

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated October 21, 2026

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

HNO International, Inc.

Up to 450,000,000 Shares of Common Stock Offered by the Company

By this Offering Circular, HNO International, Inc., a Nevada corporation, is offering for sale a maximum of 450,000,000 shares of its common stock (the “Offered Shares”) at a fixed price of $0.002 per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $10,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of Offered Shares in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 6, for a discussion of the risks associated with a purchase of the Offered Shares.

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

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Title of Class of Securities Offered and Offering Party	Number of Offered Shares		Price to Public	Commissions(1)	Proceeds to Offeror of Common Stock
Common Stock Offered by Our Company	450,000,000	(A)	$0.002	$-0-	$900,000	(2)
Totals	450,000,000			$-0-	$900,000
(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Offered Shares in this Offering. We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer or finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $75,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Shares. We will pay all of the expenses of this offering. (See “Plan of Distribution”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter market under the symbol “HNOI” in the OTCID Basic Market operated by OTC Markets Group, Inc. On October 19, 2026, the closing price of our common stock was $0.04 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”). Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval, and as a result our common shareholders, including purchasers of the Offered Shares, currently have a limited ability to influence corporate decisions. Donald Owens, our President, Chief Executive Officer and Chairman, who owns all of the outstanding Series A Preferred Stock, currently controls a majority of our aggregate voting power. Depending on the number of Offered Shares sold in this offering, Mr. Owens’ aggregate voting power may be reduced below a majority; if all of the Offered Shares are sold, he would control approximately 35.22% of our aggregate voting power, although he would remain our single largest holder of voting power and could continue to exercise substantial influence over matters requiring shareholder approval.

Donald Owens, our President, Chief Executive Officer and Chairman of the Board, is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Owens currently controls a majority of our aggregate voting power and is therefore able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Depending on the number of Offered Shares sold in this offering, Mr. Owens’ aggregate voting power may be reduced below a majority; if all of the Offered Shares are sold, he would control approximately 35.22% of our aggregate voting power, in which case he may no longer be able to unilaterally control all matters submitted to our shareholders, although he would remain our single largest holder of voting power and could continue to exercise substantial influence. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

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You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 6, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. (See “Plan of Distribution–State Law Exemption and Offerings to ‘Qualified Purchasers’”).

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2026.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake to update and/or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to HNO International, Inc., a Nevada corporation.

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Our Company

Our company, HNO International, Inc., was incorporated in the State of Nevada on May 2, 2005, under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. In April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. And on August 31, 2021, we changed our name to “HNO International, Inc.”

Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Please see the more extensive discussion about the current status of our products and their current respective statuses under “Business.”

Offering Summary

Securities Offered By Our Company	450,000,000 shares of common stock, par value $0.001 (the “Offered Shares”).
Offering Price	$0.002 per Offered Share.
Shares Outstanding Before This Offering	104,741,629 shares issued and outstanding as of October 13, 2026.
Shares Outstanding After This Offering	554,741,629, assuming the sale of all 450,000,000 Offered Shares hereunder.
Minimum Number of Offered Shares to Be Sold in This Offering	There is no minimum number of Offered Shares to be sold in this offering. A minimum purchase of $10,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000.
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Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock possess superior voting rights, which currently provide the holder with majority voting control and significantly limit the ability of current and future owners of our common stock, including the Offered Shares, to influence corporate decisions. Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval. Currently, Donald Owens, our President, Chief Executive Officer and Chairman, is the owner of all outstanding shares of our Series A Preferred Stock and controls a majority of our aggregate voting power. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Owens is therefore currently able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Depending on the number of Offered Shares sold in this offering, Mr. Owens’ aggregate voting power may be reduced below a majority; if all of the Offered Shares are sold, he would control approximately 35.22% of our aggregate voting power, although he would remain our single largest holder of voting power and could continue to exercise substantial influence. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for Our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “HNOI” in the OTCID Basic Market operated by OTC Markets Group, Inc.
Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

We will apply the proceeds of this offering for marketing expenses, SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development, CHRS (Compact Hydrogen Refueling System) product development, and acquisitions. (See “Use of Proceeds”).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 41558 Eastman Drive, Suite B, Murrieta, California 92562; our telephone number is 951-305-8872; our corporate website is located at www.hnointernational.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

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Risks Related to Our Company

There is substantial doubt about the entity’s ability to continue as a going concern.

Our financial statements have been prepared on a going-concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. We incurred a net loss of $1,159,592 (unaudited) for the nine months ended July 31, 2026, and, as of July 31, 2026, had an accumulated deficit of $53,209,782 (unaudited) and had a negative working capital position of $3,031,505 (unaudited). We incurred net losses of $6,615,496 and $3,338,590 for the years ended October 31, 2025 and 2024, respectively, have incurred losses since inception resulting in an accumulated deficit of $52,050,190 as of October 31, 2025, and had a negative working capital position of $2,422,574 as of October 31, 2025. We anticipate further losses in the development of our business.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these described uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term.

We currently have a working capital deficit and our current and projected revenues are not sufficient to fund our anticipated operating needs. We incurred a net loss of $1,159,592 (unaudited) for the nine months ended July 31, 2026, and net losses of $6,615,496 and $3,338,590 for the years ended October 31, 2025 and 2024, respectively. Unless our sales increase substantially in the near future, we will continue to incur net losses in the near term, and we may never be able to achieve profitability. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of our hydrogen products and services. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our shareholders will realize any return on their investment or that they will not lose their entire investment.

In September 2025, our Board of Directors concluded that certain previously issued financial statements should no longer be relied upon, due to errors in the valuation of service stock issuances and the related stock-based compensation expense.

On September 12, 2025, our Board of Directors, following consultation with management, concluded that our previously issued financial statements for the fiscal year ended October 31, 2024, and for the interim periods ended January 31, 2025, and April 30, 2025, should no longer be relied upon, due to errors in the valuation of service stock issuances and the related stock-based compensation expense.

The Company determined that the valuation methodology applied in the original filings understated stock-based compensation expense. The revised valuation increased stock-based compensation expense by $1,108,368 for the fiscal year ended October 31, 2024, and by $4,827,055 for the quarter ended January 31, 2025. The January 31, 2025, adjustment carried forward into the subsequent quarter ended April 30, 2025. These non-cash adjustments resulted in corresponding increases to additional paid-in capital and adjustments to accumulated deficit. The Company’s management has discussed these matters with its independent registered public accounting firm.

On September 22, 2025, the Company filed Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and Amendment No. 1 to its Quarterly Reports on Form 10-Q for the quarters ended January 31, 2025, and April 30, 2025, to correct these errors and update related disclosures.

Our management has instituted a review of our financial reporting systems and procedures, such that our future periodic financial reporting becomes more reliable. However, should we be unsuccessful in strengthening our financial reporting systems and procedures, our corporate reputation could suffer, which could result in a diminished ability to obtain needed capital and could have a negative effect on the trading price of our common stock. There is no assurance that we will be successful in strengthening our financial reporting systems and procedures.

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In the past, we have not filed our periodic reports in a timely manner.

In recent reporting periods, including for the year ended October 31, 2025, and the nine months ended July 31, 2026, our company did not timely file all required periodic reports with the SEC. Our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

•	our financial condition and operating results;
•	our ongoing and anticipated future business operations and plans;
•	changes to our management personnel;
•	changes to our capital structure, including changes to shareholder voting rights; and
•	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include:

•	A loss of market liquidity for our common stock due to being designated a “limited information” company by OTC Markets, as indicated by a “YIELD” or “STOP” sign on OTCMarkets.com, or being relegated to the “Expert Market” by OTC Markets.
•	An inability of an investor in our common stock to sell such investor’s shares through a brokerage account, due to our company’s having been designated a "limited information" company by OTC Markets.

In these or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

We may be unable to obtain sufficient capital to implement our full plan of business.

Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies.

As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer; the loss of this person could disrupt our operations and adversely affect the development of our business.

Our future success will depend, primarily, on the continued service of our Chief Executive Officer, Donald Owens. We have not entered into an employment agreement with Mr. Owens. The loss of service of Mr. Owens, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

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If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies with respect to the hydrogen fuel industry in which we operate. Rather, our operating plans and strategies are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in achieving profitability.

We will face risks relating to any future business acquisitions.

We intend to acquire (including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets, as well as strategic investments, joint ventures and alliances) businesses involved in the hydrogen fuel industry, as part of our business strategy. At any given time, we may be engaged in discussing or negotiating a range of these types of transactions. These transactions involve significant challenges and risks, including:

•	difficulties in, and significant and unanticipated additional costs and expenses resulting from, integrating into our business the large number of personnel, operations, products, services, technology, internal controls and financial reporting of the businesses we acquire;

•	disruption of our ongoing business, distraction of and significant time and attention required from our management and employees and increases in our expenses;

•	departure of skilled professionals and proven management teams of acquired businesses, as well as the loss of established client relationships of those businesses we invest in or acquire;

•	for investments over which we may not obtain management and operational control, we may lack influence over the controlling partners or shareholders, or may not have aligned interests with those of our partners or other shareholders;

•	actual or alleged misconduct, unscrupulous business practices or non-compliance by us or any company we acquire or invest in or by its affiliates or current or former employees, whether before, during or after our acquisition or investments;

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•	difficulties in identifying and selecting appropriate targets and strategic partners, including potential loss of opportunities for strategic transactions; and

•	difficulties in conducting sufficient and effective due diligence on potential targets and unforeseen or hidden liabilities or additional incidences of non-compliance, operating losses, costs and expenses that may adversely affect us following our acquisitions or investments or other strategic transactions.

These and other risks could force us to incur significant additional expenses and allocate significant management and human resources to address any such risks. As we pursue our acquisition strategy, we will continue to face significant challenges, including unanticipated challenges, in integrating any acquired business into our existing business. We cannot assure you that we will be successful in this regard.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $100,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into a mining excavation operation that could have environmental impacts if not managed properly. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired.

We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the provincial or federal regulatory environment relating to the extraction, processing and distribution of our products or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon several factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to operate a mining excavation operation. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all the above factors and will also be affected by our future financial position, results of operations and cash flows. All these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments;
•	we may be unable to borrow additional funds as needed or on favorable terms;
•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;
•	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;
•	we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations; and
•	default under any loan with cross default provisions could result in a default on other indebtedness.

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If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We operate in a highly competitive industry.

The climate and carbon treatment business is highly competitive and constantly changing. Our competitors include not only other large multinational companies, but also smaller entities that operate in local or regional markets as well as new forms of market participants.

Competitive challenges also arise from rapidly-evolving and new technologies in the carbon capture space, creating opportunities for new and existing competitors and a need for continued significant investment in research and development.

A number of our existing or potential competitors may have substantially greater financial, technical, and marketing resources, larger investor bases, greater name recognition, and more established relationships with their investors, and more established sources of deal flow and investment opportunities than we do. This may enable our competitors to: develop and expand their services and develop infrastructure more quickly and achieve greater scale and cost efficiencies; adapt more quickly to new or emerging markets and opportunities, strategies, techniques, technologies, and changing investor needs; take advantage of acquisitions and other market opportunities more readily; establish operations in new markets more rapidly; devote greater resources to the marketing and sale of their products and services; adopt more aggressive pricing policies; and provide clients with additional benefits at lower overall costs in order to gain market share. If our competitive advantages are not compelling or sustainable and we are not able to effectively compete with larger competitors, then we may not be able to increase or sustain cash flow.

Our results of operations are highly susceptible to unfavorable economic conditions.

We are exposed to risks associated with weak or uncertain regional or global economic conditions and disruption in the financial markets. The global economy continues to be challenging in some markets. Uncertainty about the strength of the global economy generally, or economic conditions in certain regions or market sectors, and a degree of caution on the part of some marketers, can have an effect on the demand for advertising and marketing communication services. In addition, market conditions can be adversely affected by natural and human disruptions, such as natural disasters, severe weather events, military conflict or public health crises. Our industry can be affected more severely than other sectors by an economic downturn and can recover more slowly than the economy in general. In the past, some clients have responded to weak economic and financial conditions by reducing their marketing budgets, which include discretionary components that are easier to reduce in the short term than other operating expenses. This pattern may recur in the future. Furthermore, unexpected revenue shortfalls can result in misalignments of costs and revenues, resulting in a negative impact to our operating margins. If our business is significantly adversely affected by unfavorable economic conditions or other market disruptions that adversely affect client spending, the negative impact on our revenue could pose a challenge to our operating income and cash generation from operations.

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We may be unable to successfully execute and operate our green hydrogen production projects and such projects may cost more and take longer to complete than we expect.

As part of our vertical integration strategy, we are developing and constructing green hydrogen production facilities at locations across the United States and Canada. Our ability to successfully complete and operate these projects is not guaranteed. These projects will impact our ability to meet and supplement the hydrogen demands for our products and services, for both existing and prospective customers. Our hydrogen production projects are dependent, in part, upon our ability to meet our internal demand for electrolyzers required for such projects. Electrolyzer demand by external customers may concurrently affect our ability to meet the internal electrolyzer demand from our hydrogen production projects. The timing and cost to complete the construction of our hydrogen production projects are subject to a number of factors outside of our control and such projects may take longer and cost more to complete and become operational than we expect.

Furthermore, the viability and competitiveness of our green hydrogen production facilities will depend, in part, upon favorable laws, regulations, and policies related to hydrogen production. Some of these laws, regulations, policies are nascent, and there is no guarantee that they will be favorable to our projects. Additionally, our facilities will be subject to numerous and new permitting, regulations, laws, and policies, many of which might vary by jurisdiction. Hydrogen production facilities are also subject to robust competition from well-established multi-national companies in the energy industry. There is no guarantee that our hydrogen production strategy will be successful, amidst this competitive environment.

We will continue to be dependent on certain third-party key suppliers for components in our products. The failure of a supplier to develop and supply components in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production.

We rely on certain key suppliers for critical components in our products, and there are numerous other components for our products that are sole sourced. If we fail to maintain our relationships with our suppliers or build relationships with new suppliers, or if suppliers are unable to meet our demand, we may be unable to manufacture our products, or our products may be available only at a higher cost or after a delay. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources. Furthermore, we may become increasingly subject to domestic content sourcing requirements and Buy America preferences, as required under certain United States federal infrastructure funding sources. Domestic content preferences and Buy America requirements potential mandate that we source certain components and materials from within the United States. Conformity with these provisions potentially depends upon our ability to increasingly source components or certain materials from within the United States. An inability to meet these requirements could have a material adverse effect on our ability to successfully compete for certain projects or awards utilizing federal funds subject to such mandates.

The failure of a supplier to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity and cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes. Any such delays could result in sales and installation delays, cancellations, penalty payments or loss of revenue and market share, any of which could have a material adverse effect on our business, results of operations, and financial condition.

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Our products and services face intense competition.

The markets for energy products, including PEM fuel cells, electrolyzers, and hydrogen production are intensely competitive. Some of our competitors are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of profitable, commercially viable products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative energy generation in the United States and abroad, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. Well established companies might similarly seek to expand into new types of energy products, including PEM fuel cells, electrolyzers, or hydrogen production. Additionally, some competitors may rely on other different competing technologies for fuel cells, electrolyzers, or hydrogen production. We believe our technologies have many advantages. In the near future, we expect the demand for these products – electrolyzers in particular – to largely offset any hypothetical market preference for competing technologies. However, changes in customer preferences, the marketplace, or government policies could favor competing technologies. The primary current value proposition for our fuel cell customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. Technological advances in alternative energy products, battery systems or other fuel cell, electrolyzer, or hydrogen technologies may make our products less attractive or render them obsolete.

Applicable state and international laws may prevent us from maximizing our potential income.

Depending on the laws of each particular State, we may not be able to fully realize our potential to generate profit. Furthermore, cities and counties are being given broad discretion to use other carbon capture methodologies. Depending on the laws of international countries and the States, we might not be able to fully realize our potential to generate profit.

Risks Related to a Purchase of the Offered Shares

Our Amended and Restated Bylaws contain an “exclusive forum” provision, which may serve to limit or discourage our shareholders, including purchasers of Offered Shares, ability to bring a claim against our company.

Our Amended and Restated Bylaws contain an exclusive forum provision (Section 9.2), as follows: “To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following: (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these By-laws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2. Actions arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, shall not be governed by this provision.”

This exclusive forum provision requires that shareholders bring claims against our company in the Eighth Judicial District Court of Clark County, Nevada, which could have the following effects: (a) increased costs of bringing a claim as compared to bringing a claim in otherwise available forums; (b) the elimination of a shareholder’s ability to bring a claim in a forum that is perceived as more favorable to shareholders; and (c) even if a claim is successful, the awarded damages may be substantially lower than would have been in otherwise available forums.

A prospective purchaser of Offered Shares in this offering should not choose to make such a purchase, unless such prospective purchaser is willing to accept the potential negative impacts of the exclusive forum provision in our Amended and Restated Bylaws.

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We are selling this offering on a best-efforts basis and may be unable to sell any Offered Shares.

This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Offered Shares through the efforts of our executive officers and directors, who will receive no commissions. There is no guarantee that our executive officers and directors or any other person will be able to sell any of the Offered Shares. None of our executive officers and directors has any experience conducting a best-efforts offering. (See “Plan of Distribution”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

There is no escrow established for the proceeds of this offering.

Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

The superior voting rights of our Series A Preferred Stock currently give our controlling shareholder majority voting control and significantly limit the ability of common shareholders to influence corporate decisions, although his voting power may be reduced below a majority as a result of this offering.

Donald Owens, our President, Chief Executive Officer and Chairman of the Board, is the owner of 100% of the outstanding shares of our Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 55 votes on all matters requiring the approval of our shareholders. As the owner of 100% of the outstanding shares of Series A Preferred Stock, Mr. Owens currently controls a majority of our aggregate voting power and is therefore able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Depending on the number of Offered Shares sold in this offering, Mr. Owens’ aggregate voting power may be reduced below a majority; if all of the Offered Shares are sold, he would control approximately 35.22% of our aggregate voting power. In that event, Mr. Owens may no longer be able to unilaterally control all matters submitted to our shareholders, but he would remain our single largest holder of voting power and could continue to exercise substantial influence over our company. His ownership of all outstanding shares of our Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We have issued convertible notes with variable, market-based conversion prices that may result in substantial dilution and downward pressure on the price of our common stock.

During the nine months ended July 31, 2026, we completed several convertible note financings, including notes issued to Jefferson Street Capital, Monroe Street Capital Partners, LP and Lambda Ventures, LLC, each of which remained outstanding as of July 31, 2026. These notes are convertible into shares of our common stock at a conversion price equal to 60% of the lowest traded price of our common stock during a 20-trading-day look-back period. Because the conversion price is tied to, and at a significant discount to, the market price of our common stock, any decline in our stock price will result in the issuance of a greater number of shares upon conversion, which may cause substantial dilution to our shareholders and create additional downward pressure on the price of our common stock.

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The embedded conversion features of our convertible notes are accounted for as derivative liabilities, and our outstanding warrants may further dilute our shareholders and adversely affect our financial condition. Because the conversion prices of our outstanding convertible notes are indexed to the market price of our common stock, the embedded conversion features are bifurcated and accounted for as derivative liabilities that are remeasured to fair value each reporting period, which has resulted, and may in the future result, in significant non-cash charges to our results of operations. As of July 31, 2026, we had recognized derivative liabilities of $450,164 associated with these financings. In addition, as of July 31, 2026, we had 1,540,000 warrants outstanding, exercisable at $0.25 per share. The exercise of these warrants, and changes in the fair value of our derivative liabilities, may adversely affect our financial condition and result in further dilution to holders of our common stock.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our common stock is thinly traded and its market price may become highly volatile.

There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

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•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily.

The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of July 31, 2026, was $(2,477,518) (unaudited), or $(0.02) (unaudited) per share. Net tangible book value per share is equal to total assets $1,233,629 minus the sum of total liabilities $3,690,950 and right-of-use asset $20,197 divided by the total number of shares outstanding at July 31, 2026 (102,355,323).

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Without taking into account issuances of shares of our common stock occurring after July 31, 2026, after deducting estimated offering expenses payable by us of $75,000, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at the offering price of $0.002 per share.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.002
Net tangible book value per share as of July 31, 2026	$(0.0242)
Increase in net tangible book value per share after giving effect to this offering	$0.0212
Pro forma net tangible book value per share as of July 31, 2026	$(0.0030)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0050

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.002
Net tangible book value per share as of July 31, 2026	$(0.0242)
Increase in net tangible book value per share after giving effect to this offering	$0.0199
Pro forma net tangible book value per share as of July 31, 2026	$(0.0043)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0063

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.002
Net tangible book value per share as of July 31, 2026	$(0.0242)
Increase in net tangible book value per share after giving effect to this offering	$0.0178
Pro forma net tangible book value per share as of July 31, 2026	$(0.0064)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0084

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.002
Net tangible book value per share as of July 31, 2026	$(0.0242)
Increase in net tangible book value per share after giving effect to this offering	$0.0134
Pro forma net tangible book value per share as of July 31, 2026	$(0.0108)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.0128

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Shares, (b) assuming an offering price of $0.002 per share and (c) after deducting estimated offering expenses payable by us of $75,000. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Number of Offered Shares Sold	112,500,000	225,000,000	337,500,000	450,000,000
Gross Proceeds	$225,000	$450,000	$675,000	$900,000
Offering Expenses(1)	75,000	75,000	75,000	75,000
Net Proceeds	$150,000	$375,000	$600,000	$825,000

(1)       Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.002, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $75,000. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares. All amounts set forth below are estimates.

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	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
HyGrid™ Systems	$30,181	$75,226	$120,240	$165,248
SHEP Site Development	$46,455	$116,194	$161,892	$222,638
SHEP Asset Purchases	$26,245	$50,574	$80,946	$127,844
Acquisitions/Financing(1)	$17,276	$59,142	$119,134	$164,108
Marketing	$21,054	$52,568	$84,072	$99,050
CHRS Product Development	$8,789	$21,296	$33,716	$46,112
Total	$150,000	$375,000	$600,000	$825,000

(1)	Currently, we have not entered into any agreement, oral or written, or other understanding with respect to the acquisition of any going business and/or assets. There is no assurance that we will be able to acquire any going business and/or assets. To the extent we are unable to so-acquire a going business and/or assets, proceeds allocated for such use would be applied to HyGridTM System sales and marketing.

We intend to apply the proceeds of this offering in the manner and in the approximate percentages depicted in the table above.

HyGridTM Systems

Our HyGridTM System is a solar/hydrogen powered micro-grid designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid. With the proceeds of this offering allocated to this item of expenditure, we intend to establish 40 HyGridTM Systems for customers.

SHEP (Scalable Hydrogen Energy Platform) Site Development

SHEP is an innovative scalable, modular hydrogen energy system that efficiently produces, stores, and dispenses green hydrogen made from water. With the proceeds of this offering allocated to this item of expenditure, we intend to acquire and develop, including permitting and engineering, between 25 and 50 parcels of land for SHEP sites.

SHEP Asset Purchases With the proceeds of this offering allocated to this item of expenditure, we intend to acquire the assets and equipment required for our first two 500kg/day SHEP sites.

Acquisitions/Financing

The proceeds of this offering allocated to this item of expenditure are intended for use in acquisitions of technologies, the establishment of strategic partnerships with hydrogen fuel industry participants and for financing hydrogen off-take agreements.

Marketing With the proceeds of this offering allocated to this item of expenditure, we intend to implement a marketing strategy designed to attract customers to our SHEP sites.

CHRS (Compact Hydrogen Refueling System) Product Development

CHRS is a solution for rapidly deploying hydrogen production in the 50kg to 200kg per day range. It has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts), or other fuel cell applications, including power generation. With the proceeds of this offering allocated to this item of expenditure, we intend to continue testing and improving of our CHRS product, as well as develop new related product lines.

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We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 450,000,000 Offered Shares on a best-efforts basis, at a fixed price of $0.002 per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Beyond the $10,000 minimum subscription amount described below, there is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Donald Owens. Mr. Owens will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Owens is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Owens:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

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As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer. Should we so-engage a FINRA-member broker-dealer, we shall file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to disclose the identity of such broker-dealer and to file our agreement with each such broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Owens at: dowens@hnointl.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: dowens@hnointl.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; and the reputation of the subscriber and its affiliates within the securities industry.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

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By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $10,000.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 985,000,000 shares of common stock, $.001 par value per share, and (2) 15,000,000 shares of preferred stock, $0.001 par value per share, (a) of which 10,000,000 shares are designated Series A Preferred Stock and (b) of which 500,000 shares are designated Series B Preferred Stock.

As of the date of this Offering Circular, there were 104,741,629 shares of our common stock issued and outstanding, held by approximately 685 holders of record; 5,000,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record; and 360,000 shares of Series B Preferred Stock issued and outstanding held by two (2) holders of record.

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Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Preferred Stock

Designation and Amount. 10,000,000 shares were designated as Series A Preferred Stock.

Voting Rights. Each share of Series A Preferred Stock has 55 votes in all matters requiring shareholder approval.

Dividends. The Series A Preferred Stock is not entitled to any dividend.

Liquidation. The Series A Preferred Stock has no rights on the liquidation, whether voluntary or involuntary, of our company.

Conversion Rate. The Series A Preferred Stock has no rights of conversion.

Series B Preferred Stock

Designation and Amount. 500,000 shares were designated as Series B Preferred Stock.

Voting Rights. The Series B Preferred Stock has no right to vote on any matters requiring shareholder approval.

Dividends. The Series B Preferred Stock is not entitled to any dividend.

Liquidation. Upon the liquidation, dissolution or winding up of the business of our company, whether voluntary or involuntary, each holder of shares of Series B Preferred Stock shall be entitled to receive, for each share thereof, out of assets of our company legally available therefor, a distribution pro rata with our common stock, calculated as if the shares of Series B Preferred Stock had been converted into shares of our common stock as of the date immediately prior to the date fixed for determination of shareholders entitled to receive such distribution.

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Conversion Rights. Each holder of shares of Series B Preferred Stock may, from time-to-time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of our common stock in an amount equal to 1,000 shares of common stock for each share of Series B Preferred Stock surrendered for conversion provided, however, that, at no time, may all or a portion of shares of Series B Preferred Stock be converted if the number of shares of our common stock to be issued pursuant to such conversion would cause the holder’s beneficial ownership to exceed, when aggregated with all other shares of our common stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) by such holder at such time, more than 4.99% of our common stock issued and outstanding at such time.

Transfer Agent

We have retained the services of Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Offering Circular.

BUSINESS

Company Overview

HNO International, Inc., a Nevada corporation, focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for “Hydrogen” and “Oxygen” and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

HNO is at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•	Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.
•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Organization

HNO International, Inc. was incorporated in the State of Nevada on May 2, 2005 under the name “American Bonanza Resources Limited.” On March 19, 2009, we changed our name to “Clenergen Corporation.” On August 4, 2009, we acquired Clenergen Corporation Limited (UK), a United Kingdom corporation (“Limited”), and succeeded to the business of Limited. In April 2009, Limited acquired the assets of Rootchange Limited, a biofuel and biomass research and development company. On July 8, 2020, we changed our name to Excoin Ltd. And on August 31, 2021, we changed our name to “HNO International, Inc.” our current name.

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Our Business

We are at the forefront of developing innovative integrated products that cater to various uses of green hydrogen, both current and future. These include:

•	Solar/hydrogen powered micro-grids designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid.
•	Hydrogen refueling and generation systems for Fuel Cell Electric vehicles, such as forklifts, drones, cars, and trucks, as well as for zero-emission heating and cooking applications.
•

Small to mid-scale green hydrogen production facilities with a capacity of 100kg/day to 5,000kg/day. These facilities can help decarbonize industrial processes and increase the use of hydrogen and hydrogen-based fuels for transportation and material handling.

•	Hydrogen technologies that decrease emissions and maintenance for existing gasoline and diesel internal combustion engines. This can aid companies in decarbonizing their operations in the short term.

Plan of Business

With the proceeds of this offering, we intend to market and sell HyGridTM Systems, execute SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development and CHRS (Compact Hydrogen Refueling System) product development. We will apply certain proceeds of this offering to marketing efforts designed to drive customer sales.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

In addition, we believe that there are available significant business acquisition opportunities within the hydrogen fuel industry. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 15% of the Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

Our Products

We have four products that we offer for sale, all of which are commercially available. It is our intention to manufacture our products. Our current products are described below.

HyGridTM System. Our HyGridTM System is a solar/hydrogen powered micro-power grid designed to provide power to a specific industrial development or residential community, for example, independent of the legacy power grid. The adjacent graphic illustrates the base design of our HyGridTM System.

There is a growing demand for micro-power grids that operate independent of the legacy power grid. The HyGridTM System is a solar/hydrogen powered micro-grids designed to provide power to a specific industrial development or residential community, for example. We believe that our HyGridTM System offers a cost-effective solution to potential customers, including real estate subdivisions and industrial developments. Each HyGridTM System will cost approximately $2,500,000 for us to construct on behalf of a customer at the customer’s location – we would retain ownership of each HyGridTM System. Once completed, we will enter into a power purchase agreement with the customer, by which we will generate revenue.

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Assuming we are able to obtain $10,000,000 in capital, either in this offering or otherwise over the next 12 months, we expect to construct four (4) HyGridTM Systems. Assuming that we charge our HyGridTM System customers, on a wholesale basis, an average of $0.08 per kilowatt, our company projects the financial performance set forth below.

Single HyGridTM System Sold (Construction Cost: $2,500,000)		Four HyGridTM System Sold (Construction Cost: $10,000,000)
Revenues(1)	$2,803,200	Revenues(1)	$11,212,800
Cost of Goods Sold(2)	1,002,000	Cost of Goods Sold(2)	4,008,000
Gross Profit(3)	1,801,200	Gross Profit(3)	7,204,800
Operating Expense Allocation(4)	500,000	Operating Expense Allocation(4)	2,000,000
Net Profit (Loss)(5)	$1,301,000	Net Profit (Loss)(5)	$5,204,800

(1)	In this table, “Revenues” reflect only revenues from sales of HyGridTM Systems. Revenues are calculated, as follows: A HyGridTM System produces 4 megawatts, or 4,000 kilowatts, per hour; 4,000 kilowatts per hour multiplied by 8,760 hours per year yields 35,040,000 kilowatts of electricity available to sell to customers per year; the sale of 35,040,000 kilowatts at an average of $0.08 per kilowatt would generate $2,803,200 in revenue [September 2025 national average residential electricity rate is $0.1747 per kilowatt – Source: Choose Energy; June 2025 national average commercial electricity rate was $.01363 per kilowatt – Source: U.S. Energy Information Administration].
(2)	Cost of Goods Sold include our costs of acquiring power for resale, direct payroll costs and other costs associated therewith.
(3)	In this table, “Gross Profit” reflects only gross profit from sales of HyGridTM Systems.
(4)	In this table, we have assumed an allocation of 25% of our company’s operating and other expenses that may be incurred by our company from period to period to our HyGridTM Systems segment; depreciation expense and costs of maintenance and repairs are included in this line item.
(5)	In this table, “Net Profit (Loss)” reflects net profit (loss) only for our HyGridTM Systems segment.
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There is no assurance that we will obtain the capital needed to construct any HyGridTM System or that, if constructed, that our operating results would be as projected in the foregoing sentences.

Compact Hydrogen Refueling Station. Our Compact Hydrogen Refueling Station (CHRS) product offers a cost-effective solution for rapidly deploying hydrogen production in the 50 KG to 200 KG per day range. The CHRS System has a dispensing system that can be adapted for vehicles (trucks, buses, etc.), warehouse equipment (forklifts) or other fuel cell applications, including power generation. The need for hydrogen refueling stations is growing as more fuel cell vehicles come on the road. Current solutions are expensive, require a long permitting and installation process and consistently face outages. Our CHRS System, each of which is to be sold at a price of $375,000, seeks to solve these problems and address market demand. With our prototype CHRS System, we began marketing this product to customers for delivery to customers in the first quarter of 2026. As of the date of this Offering Circular, we have not sold any CHRS Systems.

Assuming we are able to obtain $2,500,000 in capital, either in this offering or otherwise over the next 12 months, we expect that would construct and sell 10 CHRS Systems, and we project the financial performance set forth below.

Single CHRS System Sold		10 CHRS Systems Sold
Revenues(1)	$375,000	Revenues(1)	$3,750,000
Cost of Goods Sold(2)	250,000	Cost of Goods Sold(2)	2,500,000
Gross Profit(3)	125,000	Gross Profit(3)	1,250,000
Operating Expense Allocation(4)	50,000	Operating Expense Allocation(4)	200,000
Net Profit (Loss)(5)	$75,000	Net Profit (Loss)(5)	$1,050,000

(1)	In this table, “Revenues” reflect only revenues from sales of CHRS Systems.
(2)	For each CHRS System, Cost of Goods Sold includes: electrolyzer component at $90,000; compression element at $40,000; storage at $20,000; dispenser element at $70,000; and power panel, electric and gas distribution/integration and testing at $30,000 for a total of $250,000.
(3)	In this table, “Gross Profit” reflects only gross profit from sales of CHRS Systems.
(4	In this table, we have assumed an allocation of 25% of our company’s operating and other expenses that may be incurred by our company from period to period to our CHRS Systems segment.
(5)	In this table, “Net Profit (Loss)” reflects net profit (loss) only for our CHRS Systems segment

There is no assurance that we will obtain the capital needed to construct any CHRS System or that, if constructed, that our operating results would be as projected in the foregoing sentences.

Scalable Hydrogen Energy Platform. Our Scalable Hydrogen Energy Platform (SHEP) is an innovative scalable, modular hydrogen energy system that efficiently produces, stores, and dispenses green hydrogen made from water. Our cost-effective platform prioritizes flexibility and is designed to meet a wide range of diverse, growing hydrogen demands across multifaceted applications. Our SHEP System is capable of producing hydrogen at rates from 100 Kilograms per day to over 2,000 kilograms per day for use in commercial applications such as fuel for transportation, power generation, and industrial processes, as well as in the production of chemicals and materials. We are currently developing a containerized version of the SHEP system. Completion of this effort will require approximately $250,000 in capital for the final stage of research and development activities.

Hydrogen Carbon Cleaner. Our Hydrogen Carbon Cleaner (HCC) is a device used to clean carbon deposits from internal combustion engines. After demonstrating the technology with our prototype to prospective customers, any resulting orders for an HCC device would be delivered within 60 days. As of the date of this Offering Circular, we have not sold any HCC devices.

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Hydrogen Production Facility. We had previously intended to develop a hydrogen production facility, designed to produce up to 1,000 kilograms of hydrogen per day, at a leased approximately 25,000 square foot industrial site in Katy, Texas. The commencement of that lease and our occupancy of the facility were subject to completion of landlord construction and build-out. The facility was never constructed, the premises were never delivered to us, the lease never commenced, and we never took possession of the premises. On September 15, 2026, we and the landlord entered into a Lease Termination and Mutual Release Agreement terminating the lease in its entirety. We have also identified a second potential location for hydrogen production in Lancaster, California; however, we can make no prediction as to if or when we will be able to construct such a facility, due to our lack of capital, and there is no assurance that we will be able to obtain such needed capital.

Recent Commercial Developments

Hydrogen Offtake Agreement. On March 10, 2026, we announced a multi-million-dollar hydrogen offtake agreement with a trucking company based in Katy, Texas, under which we would supply hydrogen fuel on a long-term basis to support the customer’s fleet of heavy-duty fuel cell electric vehicles, using our proprietary HyGrid™ and CHRS™ systems for on-site hydrogen generation, high-pressure storage and fleet-scale dispensing. As of the date of this Offering Circular, the agreement remains in place; however, we are still awaiting the completion of certain infrastructure at the location. Fulfillment of this agreement will require substantial capital expenditures, and there is no assurance that we will obtain the capital necessary to design, construct and operate the required infrastructure or that this agreement will result in material recurring revenue.

Cellen Memorandum of Understanding. We have entered into a Memorandum of Understanding with Cellen, a U.S.-based manufacturer of long-endurance hydrogen-powered drones, providing for the supply of hydrogen fuel for initial pilot programs and potential future commercial operations. The Memorandum of Understanding is non-binding, and there is no assurance that it will result in binding commercial contracts.

Electrolyzer Manufacturing. We are advancing the build-out of an in-house manufacturing line for our 1.25 MW electrolyzers to support our planned hydrogen production and refueling deployments.

Hydrogen Refueling

The market for hydrogen refueling stations is currently in a state of growth, as the use of hydrogen fuel cell electric vehicles (“FCEVs”) is becoming more popular. Governments, private companies, and research institutions around the world are investing in the development of hydrogen refueling infrastructure to support the growth of the FCEV market.

Currently, most hydrogen refueling stations are located in California, Germany, Japan, and South Korea. These countries have actively invested in developing hydrogen infrastructure and, as a result, have a larger number of stations available.

According to a report by MarketsandMarkets, the global hydrogen refueling station market size was valued at USD $1.7 billion in 2020 and is projected to reach USD $7.5 billion by 2025, at a CAGR of 34.5% during the forecast period.[1]

[1]https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

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However, the market for hydrogen refueling stations is still relatively small compared to other alternative fuels, such as electric charging stations. The high cost of building and maintaining hydrogen stations, lack of economies of scale, and lack of hydrogen production facilities, have hindered the market’s growth.

Despite these challenges, the market for hydrogen refueling stations is expected to grow in the future as the number of FCEVs on the road increases and more countries begin to invest in the development of hydrogen infrastructure.

Fuel Cell EV Growth

The expected growth of FCEVs is projected to be significant in the coming years. According to a report by MarketsandMarkets, the global fuel cell electric vehicle market size is projected to reach 1.63 million units by 2030, growing at a CAGR of 42.2% during the forecast period of 2025 to 2030.[2]

This growth is driven by several factors, including increasing government support and funding for the development of hydrogen infrastructure, advancements in fuel cell technology, and increasing consumer awareness and acceptance of FCEVs.

In addition, many countries have set ambitious targets to reduce greenhouse gas emissions, and deploying FCEVs is seen as a key measure to achieving these goals.

However, it's worth noting that the expected growth of FCEVs is highly dependent on the success of the hydrogen economy and the availability of hydrogen fueling stations. The growth of FCEVs also depends on the cost of hydrogen and the competition with other technologies such as battery electric vehicles.

Overall, the growth of FCEVs is expected to be significant in the coming years, but the growth rate may vary depending on the region and the success of the hydrogen economy.

Current Problems

There are several common problems associated with current hydrogen refueling stations:

1.	Cost: Building and maintaining hydrogen refueling stations can be expensive, and the high cost can be a barrier to the widespread deployment of the technology.

2.	Limited availability: Hydrogen fueling stations are currently much less common than gasoline or electric charging stations, which can make it difficult for FCEV owners to find a refueling location.

3.	Complexity: Hydrogen fueling stations are complex systems that require specialized knowledge and training to operate and maintain.

4.	Safety concerns: Hydrogen is a highly flammable gas, and there are concerns about the safety of storing and dispensing it at refueling stations.

5.	Hydrogen production: One of the major challenges with hydrogen refueling stations is their limited access to locally produced hydrogen, often relying on hydrogen created using processes that generate pollution, such as steam methane reforming, which undermines the environmental benefits of using hydrogen as a fuel source.

6.	Lack of standardization: There is currently no standardization in the design and operation of hydrogen fueling stations, which can make it difficult for different types of vehicles to refuel at different stations.

7.	Limited production capacity: The current capacity of hydrogen production is limited, which can make it difficult to supply enough hydrogen to meet the increasing demand for FCEVs.

8.	Lack of economies of scale: The small number of hydrogen stations and vehicles currently in operation makes it difficult to achieve economies of scale and reduce costs.

[2]https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

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Overall, current hydrogen refueling stations face several challenges, but with ongoing research and development, we believe these issues can be addressed and overcome in the future.

Our Unique Solutions

Compact and Modular. Our CHRS delivers modular, compact green hydrogen refueling stations and could have significant value in the growing hydrogen FCEV market. These types of stations are designed to be compact, easy to install, and highly efficient, which can help to reduce the cost of building and maintaining the typical hydrogen refueling stations.

One of the main advantages of CHRS is that they can be quickly and easily deployed in various locations, such as urban areas, parking garages, residential locations, along highway corridors, even at a consumer's home. They can be quickly located with a smartphone app, and once located, the hydrogen availability can be determined and the hours of operation of the station. Because of the way the current infrastructure is set up, including the lack of hydrogen production on-site, it is often impossible for a customer to know if they will even be able to get fuel or not until they actually arrive at one of the extremely limited refueling locations. The CHRS system will increase the availability of hydrogen fueling options for FCEV owners, making it easier for them to refuel their vehicles and for manufacturers to sell their hydrogen vehicles because of the availability of hundreds of fueling stations.

Additionally, these types of stations can be powered by renewable energy sources, such as solar or wind power, which can reduce their environmental impact and help to promote the use of green hydrogen.

Another advantage of these stations is that they can be easily expanded as the demand for hydrogen fuel increases. This can help to ensure that there is always enough hydrogen available to meet the needs of FCEV owners.

Overall, a product that delivers modular, compact green hydrogen refueling stations can be a disruptive factor and help to spur the growth of the FCEV market, by making it more convenient, affordable, and environmentally friendly for FCEV owners to refuel their vehicles, and it can help to support the growth of the hydrogen economy.

Scalable Hydrogen Energy Platform (SHEP). Unlike traditional large-scale hydrogen production plants, our plants are smaller, low-cost, and quicker to permit, install, and scale. One of the key benefits of our approach is the use of low-cost, PGM-free electrolysis technology. This technology eliminates the need for expensive and rare platinum group metals, making green hydrogen production more sustainable and cost-effective. This is particularly important in today's market, where the price of these metals has been increasing, making traditional hydrogen production more expensive.

Another benefit of our approach is the ability to scale green hydrogen production quickly. Our plants are designed to be quickly installed and operational, allowing them to respond quickly to changes in market demand. This is important as the green hydrogen market is rapidly growing, and companies need a reliable source of clean energy to meet this demand.

In addition, our approach is more environmentally friendly than traditional hydrogen production methods. We use renewable energy sources such as wind and solar power to produce green hydrogen, reducing the carbon footprint of hydrogen production. This is becoming increasingly important as more companies seek to adopt clean energy solutions and reduce their environmental impact.

We also have a robust supply chain, sourcing high-quality equipment from trusted suppliers. This ensures that our plants are reliable and efficient, reducing the risk of production disruptions and increasing the overall value of our services to customers.

In the case of the Scalable Hydrogen Energy Platform (“SHEP”), where the volume of hydrogen that can be produced is from 100 Kilograms per day to over 2,000 (or more) kilograms per day, we can service current and emerging hydrogen gas markets, including ammonia, fertilizer, steel, mining, electronics, semiconductors, in addition to fuel cell refueling stations.

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Existing Engines. We are manufacturing custom hydrogen carbon cleaning equipment for engine service providers in the engine cleaning industry. Hydrogen is currently used for Internal Combustion Engine (“ICE”) decarbonization and maintenance prevention market through manufacturing hydrogen carbon cleaning equipment for engine service providers.

We, as a technology company, have been actively developing and integrating hydrogen technologies that can effectively reduce diesel engine emissions and maintenance requirements. By using hydrogen, our technology can significantly reduce harmful emissions such as particulate matter, nitrogen oxides, and carbon dioxide, while also improving engine performance and extending engine life.

Corporate Growth Strategy

Our growth strategy focuses on monetizing our current products, as well as expanding our product offerings and target markets. This will be achieved through ongoing research and development to identify new opportunities, as well as strategic partnerships and collaborations with key players in our target markets.

We will target our products to businesses and communities that are looking to decarbonize. Our sales and marketing strategies will focus on building relationships with key players in our target markets, such as current users of industrial hydrogen, the emerging hydrogen refueling market, hydrogen vehicle manufacturers, engine service providers and diesel fleet operators.

Market Competition

The market is currently dominated by industrial gas producers using Steam Methane Reforming (“SMR”) which use carbon-based feedstock as the energy input for the hydrogen production. The result of these methods results in gray and black (residual carbon footprint. hydrogen production.

Our Competition

Major competitors in the traditional hydrogen production market are represented by the following companies:

Praxair	Air Products and Chemicals	Linde
Air Liquide	Messer Group	BOC
Air Gas	Matheson Tri-gas	Advanced Gas Technologies

These and other current hydrogen producers will require significant investment in infrastructure for carbon capture technologies to meet the emerging requirements for clean energy generation.

We are focused on the production of green hydrogen, using renewable energy as the input power to produce green hydrogen with no carbon footprint. We are an innovator in this emergent marketplace. While we are a market leader, there are a few early competitors in green hydrogen, such as Nel, Plug Power, ITM Power, and Nikola.

We, alternatively, either team up or compete with these green hydrogen companies, depending on the specific market opportunity.

Our Competitive Strengths

Our competitive strengths include:

Focus on Low-Cost Technologies: Our focus on integrating proven low-cost technologies sets us apart from competitors, as it allows us to offer our products at a more affordable price point.

Comprehensive Portfolio of Products: We offer a wide range of products including hydrogen cleaning equipment for engine service providers, hydrogen delivery systems for diesel engines, and green hydrogen production systems for various markets. This comprehensive portfolio of products sets us apart from competitors that focus on a limited range of products.

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Strong Technical Expertise: We have a strong team of technical experts with extensive knowledge and experience in the hydrogen technology and engineering industries. This expertise gives us a competitive advantage in developing and offering high-quality products that meet customer demands.

Strong Partnerships: We have established partnerships with key players in the hydrogen technology and engineering industries, which enhances our ability to secure new customers and expand our reach in the market.

Innovative Solutions: Our focus on innovation and continuous improvement sets us apart from our competitors, as we are constantly developing new and improved products and solutions to meet the changing needs of our customers.

Commitment to Sustainability: We are committed to promoting sustainability and reducing carbon emissions, which aligns with the growing demand for green hydrogen products and services.

Current Market

According to a report by MarketsandMarkets, the global growth for hydrogen consumption is projected to grow from $11.6B in 2022 to $90B in 2030, growing by a 55% CAGR. We are focused on developing and deploying small to medium green hydrogen production, storage and dispensing systems to satisfy the projected growth of the green hydrogen market.[3]

Properties

We operate out of an approximately 5,000 square foot facility in Murrieta, California, which our management believes is sufficient to meet our current operational needs. We had also entered into a lease for an approximately 25,000 square foot industrial facility in Katy, Texas intended to support future hydrogen production operations; that lease never commenced and was terminated by mutual release on September 15, 2026.

Employees

As of the date of this Offering Circular, we had two full-time employees, our two executive officers, and no part-time employees.

Environmental Considerations

Our operations do not pose an environmental risk, and we have no past environmental violations. We also do not require special environmental permits to conduct our business activities.

We follow standard policies and procedures for environmental compliance and risk management. We prioritize environmental sustainability and we continuously strive to improve our environmental performance.

We recognize that emerging climate change and other environmental issues present potential risks to any business. However, these risks only underscore the need for our products and services. As we continue to grow and expand our business, we will remain vigilant in identifying and addressing potential environmental risks. We want to highlight that our supply chains are diverse and well-shielded, reducing the potential environmental risks associated with our business operations. We work closely with our suppliers to ensure their environmental practices align with our standards. We continuously monitor and evaluate our supply chains to identify potential environmental risks.

[3]
https://www.marketsandmarkets.com/Market-Reports/green-hydrogen-market-92444177.html#:~:text=The%20global%20green%20hydrogen%20market,cagr%20during%20the%20forecast%20period.

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We will follow standard procedures for any environmental insurance coverage or other risk management strategies that we have in place. We are committed to protecting the environment and ensuring our business operations are conducted environmentally.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular, and our audited financial statements and related notes, beginning on page F-24 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Overview

General. HNO International, Inc. focuses on systems engineering design, integration, and product development to generate green hydrogen-based clean energy solutions to help businesses and communities decarbonize in the near term.

HNO stands for Hydrogen and Oxygen and our experienced management team has over 14 years of expertise in the green hydrogen production industry.

HNO International provides green hydrogen systems engineering design, integration, and products to multiple markets, which include: (i) the zero-emission vehicle and mobile equipment market consisting of hydrogen fuel cell electric passenger vehicles, material handling equipment such as forklifts and airport ground support equipment, as well as the medium and heavy-duty truck market; (ii) the current and emerging hydrogen gas markets encompassing ammonia, fertilizer, steel, mining, electronics, semiconductors, and fuel cell electric vehicles; (iii) and the gasoline and diesel engine emissions and maintenance reduction product and services market.

Recent Expense Reduction Efforts. During the nine months ended July 31, 2026, our management implemented cost-savings measures designed to conserve cash in hand, as we focused on obtaining needed expansion capital, including funds in this offering and/or funds from third-party lenders. These cost-savings measures will remain in place, until such time as we obtain expansion capital, of which there is no assurance. Should we obtain such expansion capital, it is expected that our operating expenses would increase in relation to our ability to expand our operations, although no prediction in this regard can be made. However, our management intends to continue to implement its recent cost-savings measures, as a means of maximizing the impact of any new capital.

Should we obtain expansion capital, of which there is no assurance, it is expected that our operating expenses would increase in relation to our ability to expand our operations, although no prediction in this regard can be made. Nevertheless, our management intends to continue to implement its recent cost-savings measures, as a means of maximizing the impact that any new capital might have on our ability to increase sales of our products.

Recent Non-Reliance Determination. On September 12, 2025, our Board of Directors, following consultation with management, concluded that our previously issued financial statements for the fiscal year ended October 31, 2024, and for the interim periods ended January 31, 2025, and April 30, 2025, should no longer be relied upon, due to errors in the valuation of service stock issuances and the related stock-based compensation expense.

The Company determined that the valuation methodology applied in the original filings understated stock-based compensation expense. The revised valuation increased stock-based compensation expense by $1,108,368 for the fiscal year ended October 31, 2024, and by $4,827,055 for the quarter ended January 31, 2025. The January 31, 2025, adjustment carried forward into the subsequent quarter ended April 30, 2025. These non-cash adjustments resulted in corresponding increases to additional paid-in capital and adjustments to accumulated deficit. The Company’s management has discussed these matters with its independent registered public accounting firm.

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On September 22, 2025, the Company filed Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and Amendment No. 1 to its Quarterly Reports on Form 10-Q for the quarters ended January 31, 2025, and April 30, 2025, to correct these errors and update related disclosures.

Recent Developments

Equity Purchase Agreement with Lambda Ventures LLC. On April 27, 2026, we entered into an Equity Purchase Agreement with Lambda Ventures LLC, pursuant to which we may, in our discretion, direct the investor to purchase up to $30,000,000 of our common stock over a period of up to twenty-four (24) months, at a purchase price equal to 80% of the lowest traded price of our common stock during the applicable pricing period. As consideration, we issued 500,000 Initial Commitment Shares and agreed to issue additional Fulfillment Commitment Shares upon each Trigger Event. We filed a registration statement on Form S-1 covering the resale of shares issuable under the agreement on July 20, 2026, which was declared effective on July 24, 2026. On September 28, 2026, we terminated the Equity Purchase Agreement and all remaining unsold shares under the S-1 were deregistered. No funds were ever received from the Equity Purchase Agreement.

Convertible Note Financings. During the nine months ended July 31, 2026, we completed several convertible note financings, including notes issued to Jefferson Street Capital, Monroe Street Capital Partners, LP and Lambda Ventures, LLC (and a CFI Capital note that was issued and repaid during the period). These notes are convertible at a conversion price equal to 60% of the lowest traded price of our common stock during a 20-trading-day look-back period, and certain notes were issued with detachable warrants. As of July 31, 2026, we had 1,540,000 warrants outstanding at an exercise price of $0.25 per share and had recognized derivative liabilities of $450,164 associated with the embedded conversion features.

Conversion of Subject Convertible Note. On December 12, 2025, the Subject Convertible Note, including accrued interest, was converted into 193,164 shares of our common stock at a conversion price equal to 75% of the closing price of our common stock on the trading day immediately preceding conversion.

Related-Party Note Extensions. On December 29, 2025, nine related-party promissory notes payable to HNO Green Fuels, Inc., with an aggregate principal balance of $785,000, were extended to a maturity date of December 31, 2026.

Our management has instituted a review of our financial reporting systems and procedures, such that our future periodic financial reporting becomes more reliable. However, should we be unsuccessful in strengthening our financial reporting systems and procedures, our corporate reputation could suffer, which could result in a diminished ability to obtain needed capital and could have a negative effect on the trading price of our common stock. There is no assurance that we will be successful in strengthening our financial reporting systems and procedures. (See “Risk Factors–Risks Related to Our Company”).

Results of Operations

For the three months ended July 31, 2026 and 2025.

Revenue. For the three months ended July 31, 2026 and 2025, the Company recognized revenue of $0 and $0, respectively. The Company did not recognize revenue in either three-month period.

Cost of Goods Sold. For the three months ended July 31, 2026 and 2025, total cost of sales was $0 and $0, respectively.

Gross Profit. For the three months ended July 31, 2026 and 2025, gross profit was $0 and $0, respectively.

Operating Expenses. General and administrative expenses were $186,014 for the three months ended July 31, 2026, compared to $180,560 during the same period in 2025, an increase of $5,454. The Company also recognized share commitment expenses of $0 and $241,380 for the three months ended July 31, 2026 and 2025, respectively.

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Depreciation and amortization expense was $63,716 for the three months ended July 31, 2026, compared to $66,742 for the three months ended July 31, 2025, a decrease of $3,026.

Advertising and marketing expenses were $0 for the three months ended July 31, 2026, compared to $2,610 for the same period in 2025.

Other Income (Expenses). Total other expenses increased to $282,479 for the three months ended July 31, 2026, from $6,718 for the three months ended July 31, 2025, primarily due to $94,086 of interest expense, a $143,229 loss on the fair value of convertible notes and a $45,175 loss on derivative liabilities related to the April and May 2026 convertible note financings.

Net Loss. Net loss for the three months ended July 31, 2026, was $532,209 compared to a net loss of $498,010 during the same period in 2025.

For the nine months ended July 31, 2026 and 2025.

Revenue. For the nine months ended July 31, 2026 and 2025, the Company recognized revenue of $33,821 and $43,708, respectively. Revenue in both periods was generated from the facilitation of delivery of hydrogen equipment and related integration support. The Company concluded that it acted as an agent with respect to the equipment component of the arrangement and, as a result, recognized revenue on a net basis, limited to the Company’s retained margin.

Cost of Goods Sold. For the nine months ended July 31, 2026 and 2025, total cost of sales was $0 and $0, respectively. The Company acted as an agent in facilitating delivery of certain hydrogen equipment during each period and did not generate separate cost of sales.

Gross Profit. For the nine months ended July 31, 2026 and 2025, gross profit was $33,821 and $43,708, respectively.

Operating Expenses. General and administrative expenses were $472,583 for the nine months ended July 31, 2026, compared to $796,989 during the same period in 2025, a decrease of $324,406. The Company also recognized share commitment expenses of $55,000 and $5,333,937 for the nine months ended July 31, 2026 and 2025, respectively, the 2026 amount relating to the Initial Commitment Shares issued under the Equity Purchase Agreement.

Depreciation and amortization expense was $192,369 for the nine months ended July 31, 2026, compared to $178,730 for the same period in 2025, an increase of $13,639, reflecting depreciation on additions to property and equipment.

Advertising and marketing expenses were $2,559 for the nine months ended July 31, 2026, compared to $22,770 for the same period in 2025.

Other Income (Expenses). Total other expenses increased to $470,902 for the nine months ended July 31, 2026, from $140,751 for the same period in 2025. The increase primarily reflects $140,651 of interest expense, a $231,390 loss on the fair value of convertible notes (including day-one losses on issuance) and a $98,878 loss on derivative liabilities related to the April and May 2026 convertible note financings.

Net Loss. Net loss for the nine months ended July 31, 2026, was $1,159,592 compared to a net loss of $6,429,469 during the same period in 2025. The decrease primarily reflects lower stock-based/share commitment expense in the current period.

For the years ended October 31, 2025 and 2024.

Revenues. For the year ended October 31, 2025, revenue was $65,561 compared to $4,241 for the year ended October 31, 2024. Revenue in the current year was generated from the facilitation of delivery of hydrogen equipment and related integration support, recognized on a net basis consistent with the Company’s role as an agent.

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Cost of Sales and Gross Profits. For the year ended October 31, 2025, our cost of goods sold was $0, resulting in a gross profit of $65,561. In comparison, for the year ended October 31, 2024, our cost of goods sold was $3,688, resulting in a gross profit of $553.

Operating Expenses. Operating expenses for the year ended October 31, 2025, were $6,527,243 compared to $3,317,069 for the year ended October 31, 2024. General and administrative expenses were $6,259,342 in 2025 compared to $3,129,989 in 2024. Stock-based compensation, which is included in general and administrative expenses, was $5,333,937 in 2025 compared to $1,192,356 in 2024.

Advertising and marketing expenses were $22,770 for the year ended October 31, 2025, compared to $7,408 for the year ended October 31, 2024.

Depreciation and amortization expense was $245,131 for the year ended October 31, 2025, compared to $179,672 for the year ended October 31, 2024, reflecting depreciation on property and equipment additions.

Net Loss. Net loss for the year ended October 31, 2025, was $6,615,496 compared to a net loss of $3,338,590 during the year ended October 31, 2024. This increase in net loss was primarily due to the significant increase in operating expenses during the year, including the increase in stock-based compensation.

Forward-Looking Considerations

The Company recognizes the possibility of future increases in labor or material costs. Factors such as evolving market conditions, potential inflation, and global economic dynamics are considered. We are actively monitoring these aspects to anticipate and navigate any forthcoming rises in labor or material expenses.

Cost-to-Revenue. The Company is assessing alterations in the relationship between cost of sales and revenue. We are examining the factors influencing these changes, including shifts in prices and fluctuations in the volume of services sold. Understanding the impact of these elements is crucial for maintaining a balanced and effective cost-to-revenue structure.

Plan of Business

With the proceeds of this offering, we intend to execute SHEP (Scalable Hydrogen Energy Platform) asset purchases, SHEP site development and CHRS (Compact Hydrogen Refueling System) product development. As we begin to bring the SHEP facilities online, we will apply certain proceeds of the offering to marketing efforts designed to drive customer sales.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

In addition, we believe that there are available significant business acquisition opportunities within the hydrogen fuel industry. It is our estimation that any such acquisition opportunity would require us to deliver funds as part of the acquisition. Should we sell at least 15% of the Offered Shares in this offering, our management believes our company would be positioned to make one or more such acquisitions (no current agreement, written or otherwise exists, in this regard). However, there is no assurance that we will obtain sufficient funds in this offering, or from other sources, that would permit us to make any such acquisition.

Liquidity and Capital Resources

For the Nine Months Ended July 31, 2026. We incurred a net loss for the nine months ended July 31, 2026 of $1,159,592 and had an accumulated deficit of $53,209,782 at July 31, 2026. At July 31, 2026, we had a cash balance of $69,427, compared to a cash balance of $9,525 at October 31, 2025. At July 31, 2026, the working capital deficit was $3,031,505, compared to a working capital deficit of $2,422,574 at October 31, 2025. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

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We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We have raised capital through sales of common stock and debt securities.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

There are no external sources of liquidity available to the Company at this time. The Company will need to raise additional capital through equity financings or other means in order to continue operations and meet its obligations. Failure to obtain additional funding could have a material adverse effect on our financial condition and the results of operations.

Capital Commitments. We have not made any material capital commitments and, unless and until we obtain additional capital, including in this offering, we do not expect to make any material capital commitments.

For the Years Ended October 31, 2025 and 2024. Our cash balance of $9,525 as of October 31, 2025, combined with the current level of revenues, is insufficient to maintain operations. Therefore, we will need to raise additional funds in the near future to support our operations and growth plans. Our cash balance on October 31, 2024, was $20,255, reflecting a decrease of $10,730 over the year. This decrease is attributable to cash outflows related to operating and investing activities, partially offset by cash provided by financing activities.

Cash Flows

For the Nine Months Ended July 31, 2026 and 2025. The following table summarizes our cash flows for the periods indicated below:

	For the Nine Months Ended July 31, 2026	For the Nine Months Ended July 31, 2025
Cash Used in Operating Activities	$(437,226)	$(877,827)
Cash Provided by Financing Activities	510,295	1,067,500
Net cash used in investing activities	$(13,167)	$(177,944)

Cash Used in Operating Activities. During the nine months ended July 31, 2026, cash used in operating activities amounted to $(437,226), primarily reflecting our net loss of $(1,159,592), partially offset by non-cash items, including depreciation and amortization of $192,369, share commitment expense of $55,000, a $231,390 loss on the fair value of convertible notes and a $98,878 loss on derivative liabilities, together with changes in operating assets and liabilities.

During the nine months ended July 31, 2025, cash used in operating activities totaled $(877,827), primarily reflecting our net loss of $(6,429,469), offset by non-cash charges including $5,333,937 of stock-based compensation, depreciation and amortization of $178,730, a $105,190 loss on write-off of an intangible asset, and $60,000 related to a convertible note issued for legal services, together with changes in operating assets and liabilities.

Cash provided by Financing Activities. During the nine months ended July 31, 2026, cash provided by financing activities was $510,295, which included proceeds from the sale of common stock of $67,500 and proceeds from convertible note financings and related-party advances, net of repayments.

During the nine months ended July 31, 2025, cash provided by financing activities was $1,067,500, which consisted of net proceeds from related party advances of $131,000 and proceeds from the sale of common stock of $936,500.

Cash Used in Investing Activities. During the nine months ended July 31, 2026, cash used in investing activities was $(13,167), which consisted of the purchase of property and equipment.

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During the nine months ended July 31, 2025, cash used in investing activities was $(177,944), which consisted of the purchase of property.

For the Years Ended October 31, 2025 and 2024. The following table summarizes our cash flows for the periods indicated below:

	For the Year Ended October 31, 2025	For the Year Ended October 31, 2024
Cash Used in Operating Activities	$(960,488)	$(1,802,678)
Cash Provided by Financing Activities	$1,176,701	$2,002,612
Cash Used in Investing Activities	$(226,943)	$(414,838)

Cash Used in Operating Activities. During the year ended October 31, 2025, cash used in operating activities was $960,488. This reflects our net loss for the period, adjusted by non-cash charges such as depreciation and stock-based compensation, and by changes in working capital accounts.

In comparison, during the year ended October 31, 2024, cash used in operating activities was $1,802,678. The lower cash usage in 2025 reflects changes in operating expenses and working capital, including non-cash stock-based compensation.

Cash Provided by Financing Activities. During the year ended October 31, 2025, cash provided by financing activities was $1,176,701, consisting primarily of proceeds from sales of common stock and related-party advances, net of repayments.

In comparison, during the year ended October 31, 2024, cash provided by financing activities was $2,002,612, primarily reflecting proceeds from related party advances and the Company’s Regulation A offering.

Cash Used in Investing Activities. During the year ended October 31, 2025, cash used in investing activities was $226,943, primarily due to the purchase of property and equipment.

For the year ended October 31, 2024, cash used in investing activities was $414,838, which included purchases of property and equipment and investments in long-term assets.

Going Concern

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the nine months ended July 31, 2026, the Company incurred a net loss of $1,159,592 and used cash in operating activities of $437,226, and on July 31, 2026, had a stockholders’ deficit of $2,457,321. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and the classification of liabilities that might result from this uncertainty.

Management is actively seeking additional sources of capital through the sale of equity, including in this offering, advances from related parties, and exploring strategic partnerships. The Company is also focused on attracting suitable investors to support its business plan without relying heavily on existing cash reserves. Additionally, management is implementing cost-saving measures and exploring opportunities to diversify through acquisitions or entering into new markets. However, there can be no assurance that these efforts will result in sufficient funding, and the Company may continue to face substantial uncertainty regarding its ability to achieve profitable operations and sustain its business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements with any party.

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Critical Accounting Policies

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in management’s estimates or assumptions could have a material impact on our financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Our financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Stock-Based Compensation. The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected employees and consultants. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using a pricing model commensurate with the terms of the award. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same income statement lines as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to Costs of Goods Sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Employee Benefits. During the quarter ended July 31, 2025, the Company paid $743 in employer retirement contributions, representing 3% of semi-monthly payroll for one employee over three pay periods. These contributions are made in accordance with the terms of the Company’s state-mandated retirement plan for eligible employees and are recorded as employee benefits expense in the period incurred.

Fair Value Measurement of Convertible Instruments. The Company evaluates convertible financial instruments in accordance with ASC 480 to determine whether an instrument should be equity classified, or liability classified. The Company issued a $45,000 convertible note in connection with a legal service agreement during the period that allows for a fixed dollar amount to be settled in a variable number of shares which requires liability classification and was measured at fair value on initial recognition.

On the issuance date, the Company determined the fair value of the note to be $59,985 and recorded the full amount as a liability. The excess of $14,985 over the $45,000 principal amount was recognized as a loss on fair value of the convertible note in the condensed statements of operations.

Fair value is determined in accordance with ASC 820 using available market inputs. Instruments classified as liabilities and measured at fair value are evaluated on a recurring basis, with changes in fair value recognized in the statements of operations. For the three months ended July 31, 2025, the Company recorded an additional $15 loss in connection with the change in fair value of the convertible note.

Revenue Recognition. We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

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In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

Proposed Transactions. The Company is not anticipating any transactions.

Changes in Accounting Policies Including Initial Adoption. There were no recent accounting pronouncements that have or will have a material effect on the Company’s financial position or results of operations.

Financial Instruments. The main risks associated with the Company’s financial instruments include credit risk, market risk, and liquidity risk. The Company does not have significant exposure to foreign exchange risk, as all of it operations and transactions are denominated in U.S dollars.

Outstanding Share Data. As of July 31, 2026, the following securities were outstanding:

Common Stock: 102,355,323 shares

Series A Preferred Stock: 5,000,000 shares

Series B Preferred Stock: 360,000 shares

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s current executive management.

Name	Age	Position	Term in Office
Donald Owens	73	President, Chief Executive Officer and Secretary Chairman of the Board of Directors	November 20, 2024 to present April 30, 2021, to present
Hossein Haririnia	74	Treasurer ( Principal Financial and Accounting Officer) Director	August 22, 2022 to present December 22, 2022 to present
William Parker	62	Director	December 22, 2022 to present

Mr. Owens also served as our company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary from April 30, 2021, to December 1, 2021.

Professional Experience

The biographies of each executive officer below contain information regarding the person’s service as an executive officer, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable.

A description of the principal occupation for the past five years and summary of the experience of the directors and officers of the Company is as follows:

Donald Owens – President, Chief Executive Officer, Secretary and Chairman of the Board of Directors

Mr. Owens has served as our company’s Chairman of the Board of Directors, since April 30, 2021. Additionally, from April 30, 2021, to December 1, 2021, he served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary. On November 20, 2024, Mr. Owens was appointed as our President, Chief Executive Officer and Secretary.

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Mr. Owens founded HNO Green Fuels, Inc. (a private company owned by Mr. Owens) on June 5, 2011, and has served as its Chairman and President since its founding to the present. As Chairman and President of HNO Green Fuels, Inc., Mr. Owens engages in creating a customized hydrogen solution for reducing emissions in internal combustion engines and has secured 19 US patents and 3 International Patents for this technology. HNO Green Fuels, Inc. is an affiliate of HNO International, Inc.

Prior to his founding HNO Green Fuels, Inc., in the late 1990s, Mr. Owens was Chairman and CEO of Business Internet Systems. In July 1998, he launched a first-of-a-kind online platform that serviced the major business card printing needs of the US Congress, Branches of The Executive Office, and The Department of State. He was also actively involved in early web and networked database optimization for massive clients such as the US Census Bureau. He began his career in 1985 as a patent attorney for Western Electric and Bell Labs after attaining his law degree from Georgetown University. He received an engineering degree at General Motors Institute (now Kettering University).

Hossein Haririnia - MBA, CPA, CGFM – Treasurer (who serves as our Principal Financial and Accounting Officer) and Director

Mr. Haririnia has served as our company’s Treasurer, including as our Principal Financial and Accounting Officer, since August 22, 2022, and, since December 22, 2022, he has served as a Director. Prior to his being appointed as Treasurer, Mr. Haririnia had overseen the financial functions of our company beginning in October 2021. In his current capacity, he provides technical assistance to our President on corporate-level decision-making. For more than the five years prior to joining our company, Mr. Haririnia provided financial consulting services to for-profit and non-profit organizations, including assisting in budget and cost proposal presentations for companies in Iran, Turkey, Dubai, Azerbaijan and China, among others. In his consulting career, Mr. Haririnia has managed multi-million-dollar budget preparations for government entities, such as NASA, the US Department of Labor and the US Department of Transportation. He has also supervised a team of accounting staff and has served as an auditor and fraud examiner. Mr. Haririnia is a Certified Public Accountant in the State of Virginia.

William Parker – Director

Mr. Parker has served as a Director of our company, since December 22, 2022. Mr. Parker has spent 28 years in the ATM industry with vast ATM technology knowledge and IT/Communications experience it totals over 39 years combined. After attending The University of the District of Columbia on an athletic scholarship majoring in Electronic/ Computer Engineering, he continued his education at an Electronic Technology Certified School developed by George Washington University (TEC – Technical Education Center). As the Principal and Co-Founder of Alliant ATM Services (May 2, 2002, to present), Mr. Parker oversees the business operations of the company and is responsible for the ATM Service & Maintenance division, business development and project installation scheduling and coordination. Alliant ATM Services is a certified minority-owned corporation located in Annapolis, Maryland, that specialize in the placement, installation, service and sale of cash dispensing Automated Teller Machines (ATMs) as well as Merchant Credit Card Services in the Washington DC Metropolitan Area. Alliant ATM Services is built on a solid foundation of vision, integrity, and honesty and is an Independent Sales Organization (ISO/ESO) and recently has become partnering agents with Alliant Merchant Services. Mr. Parker brings his tireless drive and work ethic to the business creating both opportunity and vision.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our directors, their respective other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During the year ended October 31, 2025, our Board of Directors did not hold a meeting, but took all necessary actions by written consent in lieu of a meeting.

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Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Donald Owens, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Owens collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The table below summarizes all compensation paid to our named executive officers for the years ended October 31, 2025 and 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Paul Mueller, Former President, CEO and Secretary(1)(5) Year Ended October 31, 2025	-	-	-
Year Ended October 31, 2024	121,000	-	121,000
Hossein Haririnia, Treasurer and Director(1)(4) Year Ended October 31, 2025	206,250	-	206,250
Year Ended October 31, 2024	189,750	-	189,750
Donald Owens President, CEO, Secretary and Chairman of the Board of Directors (2)(3)(5) Year Ended October 31, 2025	-	-	-
Year Ended October 31, 2024	-	-	-

(1)	On August 22, 2022, we accepted the resignations from Wilhelm Cashen as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and member of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Cashen’s resignations, we appointed Paul Mueller as our President, Chief Executive Officer and Secretary. Also, on this date, Hossein Haririnia was appointed Treasurer (who serves as our Principal Financial and Accounting Officer).
(2)	On December 1, 2021, we accepted the resignation from Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary.

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(3)	On April 30, 2021, we accepted the resignation from Douglas Anderson as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors. Effective on the same date to fill the vacancies created by Mr. Anderson’s resignations, we appointed Donald Owens as our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Chairman of the Board of Directors.
(4)	On December 22, 2022, the Board of Directors appointed Hossein Haririnia to the Board of Directors effective as of December 22, 2022.
(5)	On November 20, 2024, we accepted the resignation from Paul Mueller as our President, Chief Executive Officer and Secretary. Effective on the same date to fill the vacancies created by Mr. Mueller’s resignation, the Company appointed Donald Owens, Chairman of the Board of Directors, as the Company’s Chief Executive Officer, President and Secretary.

Employment Agreements

We have not entered into an employment agreement with either of our executive officers.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Donald Owens	---	---	---	N/A	N/A	---	---	---	---
Hossein Haririnia	---	---	---	N/A	N/A	---	---	---	---

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None of our directors receives any compensation for serving in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated the address of each person listed is c/o HNO International, Inc., 41558 Eastman Drive, Suite B, Murrieta, California 92562.

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	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power Before This Offering(3)
Common Stock
Executive Officers and Directors
Donald Owens	17,200,000	16.42%	17,200,000	3.10%	76.95%
Hossein Haririnia	12,450,000	11.89%	12,450,000	2.24%	3.28%
William Parker	7,100,000	6.78%	7,100,000	1.28%	1.87%
Officers and directors, as a group (3 persons)	36,750,000	35.09%	36,750,000	6.62%	82.10%
					See Note 4 and Note 5
Series A Preferred Stock(4)(5)
Donald Owens	5,000,000	100%	5,000,000	100%	76.95%
Series B Preferred Stock(6)
Donald Owens	360,000(7)	100%	360,000(7)	100%	0%

(1)	Based on 104,741,629 shares of common stock outstanding as of October 13, 2026, before this offering.
(2)	Based on 554,741,629 shares of common stock outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3) (4)

Effective voting power is based on 379,741,629 total eligible votes as of October 13, 2026, consisting of 104,741,629 votes represented by outstanding common stock and 275,000,000 votes represented by the 5,000,000 outstanding shares of Series A Preferred Stock (each of which carries 55 votes). The effective voting power percentages shown in the table are presented before giving effect to this offering and will be proportionately reduced by the sale of the Offered Shares. Upon the sale of all 450,000,000 Offered Shares, the aggregate voting power would increase to 829,741,629 votes, and Mr. Owens would control approximately 35.22% of the aggregate voting power, assuming his ownership and all other voting rights remain unchanged.

Each share of Series A Preferred Stock has the right to 55 votes in all corporate matters. (See Note 4).

(5)	Due to the superior voting rights of the Series A Preferred Stock, the owner of 100% of the shares of Series A Preferred Stock, our President, Chief Executive Officer and Chairman of the Board, Donald Owens, currently controls a majority of our aggregate voting power and is able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. Depending on the number of Offered Shares sold in this offering, Mr. Owens’ aggregate voting power may be reduced below a majority; if all of the Offered Shares are sold, he would control approximately 35.22% of our aggregate voting power, although he would remain our single largest holder of voting power and could continue to exercise substantial influence.
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(6)	Each share of Series B Preferred Stock may be converted, at any time, into 1,000 shares of our common stock; provided, however, that, at no time, may all or a portion of shares of Series B Preferred Stock be converted if the number of shares of our common stock to be issued pursuant to such conversion would cause the holder’s beneficial ownership to exceed, when aggregated with all other shares of our common stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) by such holder at such time, more than 4.99% of our common stock issued and outstanding at such time. Due to this 4.99% beneficial ownership limitation, the shares of common stock issuable upon conversion of the Series B Preferred Stock are excluded from the shares of common stock shown as beneficially owned by Mr. Owens in the table above. (See “Description of Securities–Series B Preferred Stock”).
(7)	245,000 of these shares are owned of record by Mr. Owens; 115,000 of these shares are owned of record by HNO Green Fuels, Inc., a company over which Mr. Owens possesses voting and dispositive control, including the securities of our company. The address of HNO Green Fuels, Inc. is 42309 Winchester Road, Temecula, California 92590.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes Payable, Related Party

The following related-party note descriptions reflect principal and accrued-interest balances as of July 31, 2026, which balances have not changed since that date. On December 29, 2025, the applicable notes were extended to a maturity date of December 31, 2026, as reported in the Company’s Current Report on Form 8-K filed January 5, 2026.

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021, to HNO Green Fuels. The note matured on December 19, 2022, and the $20,000 principal was settled on December 26, 2022, with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 due in connection with this note was paid in full on August 21, 2024.

On December 1, 2021, the Company issued a note payable in the amount of $500,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of January 1, 2023. During the year ended October 31, 2023, $65,000 of principal was repaid. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $27,517 in accrued interest. At July 31, 2026, there is $435,000 of principal and $15,207 of accrued interest due on this note.

On May 31, 2022, the Company issued a note payable in the amount of $590,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and has a maturity date of May 31, 2030. At July 31, 2026, there is $590,000 of principal and $49,204 of accrued interest due on this note.

On September 29, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of October 31, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $2,090 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

On October 20, 2022, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of November 20, 2023. On January 17, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $2,033 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

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On March 1, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 1, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $1,671 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

On March 8, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 8, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $1,652 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

On March 23, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of March 23, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $1,611 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

On April 3, 2023, the Company issued a note payable in the amount of $50,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 3, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $1,581 in accrued interest. At July 31, 2026, there is $50,000 of principal and $1,748 of accrued interest due on this note.

On April 13, 2023, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 13, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $621 in accrued interest. At July 31, 2026, there is $20,000 of principal and $699 of accrued interest due on this note.

On April 17, 2023, the Company issued a note payable in the amount of $30,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of April 17, 2024. On March 1, 2024, the Company entered into an extension to the promissory note, extending the maturity date to December 31, 2024, and waiving all prior defaults. On December 19, 2024, the Company executed another extension, further extending the maturity date to December 31, 2025, and waiving all prior defaults. On December 29, 2025, the Company executed a further extension, extending the maturity date to December 31, 2026, and waiving all prior defaults. On August 21, 2024, the Company paid $787 in accrued interest. At July 31, 2026, there is $30,000 of principal and $1,187 of accrued interest due on this note.

On August 21, 2024, the Company repaid accrued interest of $40,000 to HNO Green Fuels.

As of July 31, 2026, and October 31, 2025, these current and long-term notes payable had an aggregate outstanding balance of $1,375,000.

As of July 31, 2026, and October 31, 2025, the Company has recorded $76,785 and $56,218, respectively, in accrued interest in connection with these notes in the accompanying financial statements.

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Advances from Related Party

During the year ended October 31, 2024, the Company’s CEO, advanced $950,585 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the year ended October 31, 2024, HNO Green Fuels, Inc., a company owned by Mr. Owens, advanced $10,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the nine months ended July 31, 2025, the Company’s CEO advanced $52,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

During the nine months ended July 31, 2025, HNO Green Fuels, Inc., advanced on a net basis, $183,000 to the Company to cover operating expenses, which advanced amount was made on open account and is not the subject of a promissory note.

As of July 31, 2026, related party advances had an outstanding balance of $1,273,430 (owed to HNO Green Fuels, Inc. and Donald Owens).

All advances from related parties are due on demand and do not bear interest. Mr. Owens, on behalf of himself and HNO Green Fuels, Inc., has advised our company that there is no current intention to demand repayment of such advances.

Receivable Settlement with Related Party

As of January 31, 2024, October 31, 2023, and October 31, 2022, the Company had a receivable from HNO Hydrogen Generators totaling $56,392 on its balance sheet, which was unsecured and due on demand. The receivable was fully settled through a transfer of assets in connection with a settlement agreement effective April 15, 2024. The settlement agreement involved the transfer of equipment, categorized into large and small equipment, with a combined value of $56,392. Specifically, large equipment was valued at $32,327, and small equipment at $24,065. This settlement agreement fully resolved all claims associated with the receivable. On the date of settlement, $5,185 was calculated as 5% interest and was recorded on the balance sheet as accrued interest receivable. The $5,185 balance of accrued interest was fully received on July 3, 2024.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);
•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

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Under such definitions, we have no independent directors. However, our Common Stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, we are not subject to any director independence requirements.

EXPERTS

Barton CPA PLLC, an independent registered public accounting firm, has audited our financial statements at October 31, 2025 and 2024, as set forth in its report. We have included our financial statements in this Offering Circular in reliance on Barton CPA PLLC’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Business Legal Advisors, LLC.

Newlan Law Firm, PLLC was the holder of the a Convertible Note in the principal amount of $45,000, which we issued to Newlan Law Firm, PLLC pursuant to a legal services agreement with Newlan Law Firm, PLLC.

Prior to the date of this Offering Circular, the Convertible Note, as amended on August 1, 2025, including accrued interest thereon, held by Newlan Law Firm, PLLC, was converted on December 12, 2025 into 193,164 shares of our common stock, at a conversion price equal to 75% of the closing price of our common stock on the trading day immediately preceding conversion. Those shares are not being offered or registered for resale in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

HNO INTERNATIONAL, INC.

Unaudited Condensed Financial Statements for the Nine Months Ended July 31, 2026

Unaudited Condensed Balance Sheets as of July 31, 2026, and October 31, 2025	F-1
Unaudited Condensed Statements of Operations for the Three and Nine Months Ended July 31, 2026 and July 31, 2025	F-2
Unaudited Condensed Statements of Stockholders’ Deficit for the Three and Nine Months Ended July 31, 2026 and July 31, 2025	F-3
Unaudited Condensed Statements of Cash Flows for the Nine Months Ended July 31, 2026 and July 31, 2025	F-5
Notes to Unaudited Condensed Financial Statements	F-6

Audited Financial Statements for the Years Ended October 31, 2025 and 2024

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HNO INTERNATIONAL, INC. CONDENSED BALANCE SHEETS
	July 31,	October 31,
	2026	2025
ASSETS	Unaudited	Audited
Current Assets
Cash	$69,427	$9,525
Accounts receivable	—	332,669
Other receivable	18	1,018
Total Current Assets	69,445	343,212

Non-Current Assets
Property and equipment, net	1,143,987	1,323,189
Right-of-use asset	20,197	64,637
Total Non-Current Assets	1,164,184	1,387,826
TOTAL ASSETS	$1,233,629	$1,731,038

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	395,056	715,236
Accrued interest payable	76,913	56,345
Lease liability	20,702	60,953
Advances, related party	1,273,430	1,088,385
Convertible notes payable, net of discounts and issue costs	99,685	59,867
Notes payable, related party	785,000	785,000
Derivative liability	450,164	—
Total Current Liabilities	3,100,950	2,765,786

Non-Current Liability
Lease liability	—	5,202
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	590,000	595,202
Total Liabilities	3,690,950	3,360,988

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of July 31, 2026 and October 31, 2025, respectively	5,000	5,000
Series B, par value $0.001 per share; 500,000 shares authorized; 360,000 and 360,000 shares issued and outstanding as of July 31, 2026 and October 31, 2025, respectively	360	360
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 102,355,323 and 100,795,491 shares issued and outstanding as of July 31, 2026 and October 31, 2025, respectively	102,356	100,795
Common stock payable	25,250	25,250
Common stock subscription receivable	(13,750)	(13,750)
Additional paid-in capital	50,633,245	50,302,585
Accumulated deficit	(53,209,782)	(52,050,190)
Total Stockholders’ Deficit	(2,457,321)	(1,629,950)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,233,629	$1,731,038
The accompanying notes are an integral part of these condensed unaudited financial statements.
F-1

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended July 31,		For the Nine Months Ended July 31,
	2026	2025	2026	2025

Revenue	$—	$—	$33,821	$43,708
Cost of goods sold	—	—	—	—
Gross Profit	—	—	33,821	43,708

Operating expenses
Advertising and marketing	—	2,610	2,559	22,770
General and administrative expenses	186,014	180,560	472,583	796,989
Share commitment expenses	—	241,380	55,000	5,333,937
Depreciation	63,716	66,742	192,369	178,730
Total Operating Expenses	249,730	491,292	722,511	6,332,426
Net loss from Operations	(249,730)	(491,292)	(688,690)	(6,288,718)
Other Income (Expenses)
Interest income	11	2	17	8
Interest expense	(94,086)	(6,705)	(140,651)	(20,569)
Gain/(Loss) on fair value of convertible note	(143,229)	(15)	(231,390)	(15,000)
Gain/(Loss) on derivative	(45,175)	—	(98,878)	—
Loss on write-off of intangible asset	—	—	—	(105,190)
Total Other (Expenses)	(282,479)	(6,718)	(470,902)	(140,751)

Net Loss	$(532,209)	$(498,010)	$(1,159,592)	$(6,429,469)
PER SHARE AMOUNTS
Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.04)
Weighted average number of common shares outstanding - basic and diluted	102,198,076	85,983,969	101,792,638	171,019,802

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-2

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT For the three and nine months ended July 31, 2025 and 2026 (Unaudited)
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
For the three and nine months ended July 31, 2025
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
Regulation D stock issuances	—	—	—	—	29,293	29	—	—	14,971	—	15,000
Shares cancelled as per exchange agreement	—	—	—	—	(360,000,000)	(360,000)	—	—	—	—	(360,000)
Series B preferred stock issuances	—	—	360,000	360	—	—	—	—	359,640	—	360,000
Stock-based compensation	—	—	—	—	16,125,000	16,125	—	—	5,076,432	—	5,092,557
Net loss for the three months ended January 31, 2025	—	—	—	—	—	—	—	—	—	(5,461,393)	(5,461,393)
Balance at January 31, 2025	5,000,000	$5,000	360,000	$360	75,592,158	$75,592	$15,250	$(13,750)	$49,062,408	$(50,896,087)	$(1,751,227)
Regulation D stock issuances	—	—	—	—	4,558,333	4,558	—	—	522,942	—	527,500
Net loss for the three months ended April 30, 2025	—	—	—	—	—	—	—	—	—	(470,066)	(470,066)
Balance at April 30, 2025	5,000,000	$5,000	360,000	$360	80,150,491	$80,150	$15,250	(13,750)	49,585,350	(51,366,153)	(1,693,793)
Regulation D stock issuances	—	—	—	—	13,190,000	13,190	—	—	380,810	—	394,000
Share based compensation	—	—	—	—	2,580,000	2,580	—	—	238,800	—	241,380
Net loss for the three months ended July 31, 2025	—	—	—	—	—	—	—	—	—	(498,010)	(498,010)
Balance at July 31, 2025	5,000,000	5,000	360,000	360	95,920,491	95,920	15,250	(13,750)	50,204,960	(51,864,163)	(1,556,423)

F-3

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT (Continued) For the three and nine months ended July 31, 2025 and 2026 (Unaudited)
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
Balance at October 31, 2025	5,000,000	$5,000	360,000	$360	100,795,491	$100,795	$25,250	$(13,750)	$50,302,585	$(52,050,190)	$(1,629,950)
Regulation A stock issuances	—	—	—	—	333,334	334	5,000	—	49,666	—	55,000
Regulation D stock issuances	—	—	—	—	500,000	500	—	—	12,000	—	12,500
Shares issued upon conversion of convertible note	—	—	—	—	193,164	193	—	—	47,253	—	47,446
Net loss for the three months ended January 31, 2026	—	—	—	—	—	—	—	—	—	(182,069)	(182,069)
Balance at January 31, 2026	5,000,000	5,000	360,000	360	101,821,989	101,822	30,250	(13,750)	50,411,504	(52,232,259)	(1,697,073)
Commitment shares	—	—	—	—	—	—	55,000	—	—	—	55,000
Debt discount - Warrant	—	—	—	—	—	—	—	—	81,795	—	81,795
Net loss for the three months ended April 30, 2026	—	—	—	—	—	—	—	—	—	(445,314)	(445,314)
Balance at April 30, 2026	5,000,000	$5,000	360,000	$360	101,821,989	$101,822	$85,250	$(13,750)	$50,493,299	$(52,677,573)	$(2,005,592)
Debt discount - Warrant	—	—	—	—	—	—	—	—	80,480	—	80,480
Regulation A stock issuances	—	—	—	—	33,334	34	(5,000)	—	4,966	—	—
Commitment shares	—	—	—	—	500,000	500	(55,000)	—	54,500	—	—
Net loss for the three months ended July 31, 2026	—	—	—	—	—	—	—	—	—	(532,209)	(532,209)
Balance at July 31, 2026	5,000,000	5,000	360,000	360	102,355,323	102,356	25,250	(13,750)	50,633,245	(53,209,782)	(2,457,321)
The accompanying notes are an integral part of these condensed unaudited financial statements.

F-4

HNO INTERNATIONAL, INC. CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Nine Months Ended July 31,
	2026	2025
Cash Flow from Operating Activities
Net loss	$(1,159,592)	$(6,429,469)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	192,369	178,730
Non cash interest expenses	111,685	—
Legal services provided in exchange for convertible note	—	45,000
Loss on write-off of intangible asset	—	105,190
(Gain)/Loss on fair value of convertible note	231,390	15,000
(Gain)/Loss on derivative liability	98,878	—
Share based compensation	—	5,333,937
Commitment shares issued for financing expense	55,000	—
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	332,669	—
(Increase)/Decrease in other receivable	1,000	—
(Decrease) in accounts payable	(320,180)	(129,137)
Increase/(Decrease) in accrued payroll	—	(17,762)
Increase in accrued interest payable	20,568	20,569
Operating lease ROU assets and lease liabilities, net	(1,013)	115
Net Cash Used in Operating Activities	(437,226)	(877,827)

Cash Flows from Financing Activities
Proceeds from related party advances	230,045	509,000
Repayment of related party advances	(45,000)	(378,000)
Proceeds from sale of common stock	67,500	936,500
Proceeds from issuance of convertible notes payable	407,750	—
Repayment of convertible notes payable	(150,000)	—
Net Cash Provided by Financing Activities	510,295	1,067,500

Cash Flows from Investing Activities
Purchase of property and equipment	(13,167)	(177,944)
Net Cash Used in Investing Activities	(13,167)	(177,944)

Net increase (decrease) in cash	59,902	11,729
Cash at beginning of period	9,525	20,255
Cash at end of period	$69,427	$31,984

Supplemental Disclosure for Cash Paid:
Lease liability paid during the period	$46,695	$—
Income taxes paid during the period	$—	$—
Interest paid during the period	$897	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Property and equipment acquired through accounts payable	$—	$398,845
Common stock issued in settlement of common stock payable	$60,000	$—
Common stock cancellation per share exchange agreement	$—	$(360,000)
Series B preferred stock issuance per exchange agreement	$—	$360,000
Shares issued upon conversion of convertible notes payable	$47,446	$—
Convertible note issued in exchange for legal services, recorded at fair value	$—	$60,000
Derivative liability balance	$450,164	$—

The accompanying notes are an integral part of these condensed unaudited financial statements.

F-5

HNO INTERNATIONAL, INC.

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

JULY 31, 2026

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 14 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (“CHRS”) and the Compact Hydrogen Production System (“CHPS”), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable to interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete annual financial statements and should be read in conjunction with the Company's audited financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2025. In the opinion of management, the accompanying condensed unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary to present fairly the Company's financial position as of July 31, 2026 and October 31, 2025, and the results of its operations for the three and nine months ended July 31, 2026 and 2025, and its cash flows for the nine months ended July 31, 2026 and 2025. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal year ending October 31, 2026.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of July 31, 2026, and October 31, 2025, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

The Company maintains its cash balances at financial institutions, which at times may exceed federally insured limits. While the Company monitors the credit quality of its banking institutions, cash balances in excess of Federal Deposit Insurance Corporation (FDIC) insurance limits expose the Company to a certain degree of credit risk in the event of the financial institutions' failure.

F-6

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected employees and consultants. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. The fair value of restricted stock grants is determined using the closing market price on the grant date, adjusted for an appropriate discount to reflect the restrictions on transferability and marketability of the shares. The discount is calculated using a weighted average of comparable restricted stock transactions, which better reflects the economic impact of larger issuances and provides a more accurate representation of fair value under ASC 718. The expense associated with these awards is recorded based on the fair value on the date of grant, as determined using a pricing model commensurate with the terms of the award. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is presented as a separate line item in the accompanying statements of operations; the Company does not allocate compensation costs to cost of goods sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Excess tax benefits and tax deficiencies arising from stock-based awards are recognized as income tax expense or benefit in the statements of operations in the period in which the awards vest or are settled.

Employee Benefits

During the three months ended July 31, 2026, the Company paid $1,485 in employer retirement contributions, representing 3% of semi-monthly payroll for one employee over six pay periods. These contributions are made in accordance with the terms of the Company’s state-mandated retirement plan for eligible employees and are recorded as employee benefits expense in the period incurred.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company follows the provisions of ASC 740, Income Taxes (“ASC 740”), related to accounting for uncertainty in income taxes. ASC 740 prescribes a recognition threshold and measurement process for uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes the financial statement effects of a tax position when it is more likely than not that, based on technical merits, the position will be sustained upon examination by the relevant taxing authorities. The Company had no unrecognized tax benefits as of July 31, 2026 and October 31, 2025, and does not anticipate any significant changes in unrecognized tax benefits within the next 12 months.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The stated standard’s core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

F-7

During the nine months ended July 31, 2026 and July 31, 2025, the Company recognized $33,821 and $43,708 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. No revenue was recognized in the three months ended July 31, 2026 or 2025. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable as common stock equivalents. As the Company is currently presenting net losses the weighted-average number of common shares outstanding excludes potential common stock equivalents because their inclusion would be anti-dilutive. Potentially dilutive securities excluded from the computation of diluted net loss per share for the three and nine months ended July 31, 2026 consisted of 1,540,000 shares issuable upon exercise of common stock purchase warrants and approximately 8,931,818 shares issuable upon conversion of the Company’s convertible notes payable, based on the conversion price in effect at July 31, 2026. In addition, 360,000 shares of Series B Preferred Stock, convertible into up to 360,000,000 shares of common stock subject to a 4.99% beneficial ownership limitation, were outstanding and are likewise excluded as antidilutive for all periods presented. No convertible notes or warrants were outstanding during the comparable 2025 periods.

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of operations in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment consist of specialized hydrogen equipment, related processing systems, and vehicles. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Small equipment is depreciated over 3 years, vehicles are depreciated over 4 years, and large equipment is depreciated over 7 years.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

F-8

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820, Fair Value Measurement ("ASC 820"), establishes a three-tier fair value hierarchy that prioritizes the inputs used to measure fair value, giving the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3):

•	Level 1 — observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2 — inputs other than quoted prices that are directly or indirectly observable, such as quoted prices for similar instruments in active markets, or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3 — unobservable inputs for which little or no market data exists, requiring the Company to develop its own assumptions, including valuations derived from techniques in which one or more significant inputs or value drivers are unobservable.

Recurring fair value measurements. The Company's convertible promissory note issued on April 7, 2025 was classified as a liability and measured at fair value on a recurring basis under ASC 480, Distinguishing Liabilities from Equity ("ASC 480"), because it required settlement in a variable number of shares for a fixed monetary amount. The Company determined its fair value, a Level 2 measurement, from the conversion terms and the observable market price of the Company's common stock. The note had a fair value of $59,867 at October 31, 2025 and was fully converted into common stock during the three months ended January 31, 2026, at which point the liability was derecognized; the resulting $12,421 decrease in fair value was recognized as a gain on fair value of convertible note in the condensed statements of operations.

In connection with convertible notes issued in April and May 2026, the Company recognized a derivative liability of $450,164 as of July 31, 2026, measured at fair value on a recurring basis using the intrinsic-value method described in Note 9. Because the measurement relies on a Company-specific valuation model with significant unobservable inputs, the derivative liability is classified as a Level 3 measurement.

Other financial instruments. The carrying amounts of the Company's remaining financial instruments cash, accounts payable, accrued interest payable, advances from related parties, and notes payable to related parties approximate fair value as of July 31, 2026 and October 31, 2025, due to the short maturity of those instruments. It is not practicable to estimate the fair value of the Company’s $590,000 long-term note payable to a related party, which bears a fixed rate of 2%, given the related-party nature of the instrument and the absence of comparable market transactions, consistent with the disclosure requirements of ASC 825, Financial Instruments.

Convertible Debt Issued with Detachable Warrants

When the Company issues convertible debt with detachable common stock purchase warrants, the Company allocates the proceeds between the debt instrument and the warrants based on their relative fair values at the issuance date in accordance with ASC 470-20, Debt with Conversion and Other Options. The fair value allocated to the warrants is credited to additional paid-in capital and recorded as a debt discount on the face of the note. This debt discount, together with any original issue discount, is amortized to interest expense over the term of the debt using the straight-line method, which approximates the effective interest method given the terms of the instruments. If a note is converted or repaid prior to maturity, a proportionate share of the unamortized discount is immediately recognized as interest expense.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt instruments under ASC 815, Derivatives and Hedging, to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative liability at fair value, with changes in fair value reported in earnings each reporting period. Bifurcation is required when: (i) the economic characteristics and risks of the embedded feature are not clearly and closely related to those of the debt host; (ii) the hybrid instrument is not remeasured at fair value with changes in earnings; and (iii) a separate instrument with the same terms as the embedded feature would be a derivative under ASC 815.

F-9

An embedded conversion feature that meets the bifurcation criteria under ASC 815 may nonetheless qualify for the equity scope exception under ASC 815-40-15 if it would be classified as equity if it were a freestanding instrument (i.e., the fixed-for-fixed test). A conversion feature that provides for settlement in a variable number of shares such as a conversion price equal to a percentage of the market price generally fails the fixed-for-fixed test and does not qualify for the equity scope exception. If the equity scope exception is not available, the conversion feature is bifurcated and recorded as a derivative liability.

If the conversion feature does not require bifurcation under ASC 815, the convertible note is accounted for as a single liability measured at amortized cost in accordance with ASC 470-20, as amended by ASU 2020-06, which eliminated the beneficial conversion feature model.

Derivative Financial Instruments

The Company evaluates all of its financial instruments, including convertible notes and stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in fair value reported as charges or credits to income.

For warrants classified as equity instruments, the Company uses the Black-Scholes option pricing model to determine the grant-date fair value for purposes of the ASC 470-20 relative fair value allocation. The classification of financial instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Discount and Debt Issue Costs

The Company records debt discounts and debt issue costs in connection with the issuance of debt instruments. Debt discounts arise from the issuance of warrants with notes (ASC 470-20 allocation), original issue discounts, and bifurcated derivative liabilities (if applicable). Debt issue costs include direct costs incurred in connection with the issuance of debt, such as legal fees and placement agent fees (including amounts withheld by the lender from the note proceeds at funding). These amounts are presented as a reduction of the carrying value of the related debt on the balance sheet and are amortized to interest expense over the term of the debt using the straight-line method. If a note is extinguished prior to maturity, any unamortized debt discount and debt issue costs are immediately recognized as a component of the gain or loss on extinguishment in accordance with ASC 470-50.

Original Issue Discount

For certain convertible debt issued, the Company provides the debt holder with an original issue discount (“OID”), which represents the difference between the face value of the note and the proceeds received. The OID is recorded as a debt discount, reducing the carrying value of the note on the balance sheet, and is amortized to interest expense over the term of the note using the straight-line method. Any unamortized OID is presented net of the related debt on the balance sheet. If a note is converted or repaid prior to maturity, the remaining unamortized OID is immediately expensed as interest expense or recognized as a component of the gain or loss on extinguishment, as applicable.

Common Stock Payable

Common stock payable represents the fair value of shares of the Company’s common stock that have been earned or sold but not yet physically issued by the transfer agent as of the balance sheet date. Common stock payable is classified as a component of stockholders’ equity (deficit). Upon physical issuance of the shares, the common stock payable balance is reclassified to common stock (at par value) and additional paid-in capital. Commitment shares represent shares of common stock issued or issuable to Lambda Ventures, LLC as consideration for its commitment to purchase shares of common stock under the Equity Purchase Agreement described in Note 6.

F-10

Segment Information

The Company operates as a single operating and reportable segment: the design, integration and support of green hydrogen production and refueling systems. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information on a consolidated basis for purposes of allocating resources and assessing performance. The measure of segment profit or loss used by the CODM is consolidated net loss as presented in the accompanying statements of operations. The significant expense categories regularly provided to the CODM are those presented on the face of the statements of operations, including general and administrative expenses, depreciation, stock-based compensation, interest expense and the changes in fair value associated with the Company’s convertible notes and derivative liabilities; other segment items comprise the remaining amounts presented therein. Segment assets are the consolidated total assets reported on the accompanying balance sheets. This presentation is consistent with the segment disclosure included in the Company’s Registration Statement on Form S-1, applied to the current interim periods in accordance with ASU 2023-07.

NOTE 3 – GOING CONCERN

On July 31, 2026, we had an accumulated deficit of $53,209,782. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern within one year after the date that the financial statements are issued.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	July 31, 2026	October 31, 2025
Vehicles	$36,500	$36,500
Small equipment	32,943	$32,943
Large equipment	1,683,122	1,669,954
Property and Equipment, Gross	$1,752,565	$1,739,397
Less: Accumulated depreciation	(608,578)	(416,208)
Property and Equipment, Net	$1,143,987	$1,323,189

Depreciation expense for the nine months ended July 31, 2026 and 2025 were $192,369 and $178,730, respectively.

NOTE 5 – LEASES

Operating leases

The Company has an operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into a lease commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B was $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

F-11

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company determined the above office space leases and related extensions are classified as operating leases under ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

As the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of July 31, 2026, the ROU asset was $20,197 and operating lease liabilities were $20,702. The operating lease liabilities consist of a current portion of $20,702 and a non-current portion of $0. The weighted average remaining lease term was 0.33 years and the weighted average discount rate was 4.14%.

Remaining lease term as of July 31, 2026:

Year	Operating Lease Payment
Remainder of fiscal 2026	15,606
Fiscal 2027	5,202
Total Payments	$$20,808

Lease Not Yet Commenced

In April 2024, the Company entered into a lease agreement for an industrial facility located in Katy, Texas, intended to house a hydrogen processing plant. Under the lease, the landlord was obligated to construct the facility at the landlord's cost, and the lease term was to commence only upon completion of that construction and delivery of the premises to the Company.

As of July 31, 2026, the landlord’s construction had not been completed, the lease had not commenced, and the Company had not taken possession of the facility. Accordingly, no right-of-use asset or lease liability has been recorded on the Company’s balance sheet as of July 31, 2026. Through July 31, 2026, no base rent, additional rent, real property taxes, security deposit or other amounts had been paid or had become payable by the Company under the lease.

On September 15, 2026, the Company and the landlord entered into a Lease Termination and Mutual Release Agreement terminating the lease in its entirety prior to commencement. See Note 10 – Subsequent Events.

NOTE 6 – COMMON STOCK

Stock Issued

During the quarter ended January 31, 2025, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) whereby the Company privately sold a total of 29,293 shares of its common stock for an aggregate cash purchase price of $15,000. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

F-12

During the quarter ended January 31, 2025, the Company's Board of Directors granted approval for the issuance of 16,125,000 shares of our common stock valued at $5,092,557, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

During the quarter ended January 31, 2026, the Company entered into a Stock Subscription Agreement with an accredited investor (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 500,000 shares of its common stock for an aggregate cash purchase price of $12,500. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

Pursuant to the Company’s Regulation A offering, which was qualified by the Securities and Exchange Commission on December 11, 2025, the Company entered into stock subscription agreement for its common stock at a purchase price of $0.15 per share. On December 13, 2025, the Company received cash proceeds of $5,000 for shares that had not yet been issued as of the reporting date. On January 12, 2026, the Company received cash proceeds of $50,000 for 333,334 shares of common stock, which were issued on January 23, 2026.

Convertible Note Conversion

On December 12, 2025, following the qualification of the Company’s Regulation A Offering Statement on Form 1-A (“Form 1-A”) by the SEC on December 11, 2025, the Company converted $47,446 of principal and accrued interest under a convertible promissory note issued to Newlan Law Firm, PLLC in exchange for legal services in connection with the Form 1-A. The conversion was effected at a price of $0.245625 per share, representing 75% of the price of the Company’s common stock on the trading day immediately preceding the conversion, and resulted in the issuance of 193,164 shares of the Company’s common stock.

During the three months ended July 31, 2026, the transfer agent issued the 500,000 Initial Commitment Shares to Lambda Ventures LLC (see Equity Purchase Agreement below) and 33,334 shares of common stock under the Regulation A offering in settlement of $5,000 previously classified as common stock payable.

Stock Receivable

As of July 31, 2026 and October 31, 2025, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

Stock Payable

As of July 31, 2026, $15,250 received from investors under the Company’s Regulation A offering remained classified as common stock payable pending issuance of the related shares by the transfer agent.

As of July 31, 2026, the Company sold 250,000 shares of common stock under its Regulation D offering to a shareholder that have not yet been issued by the transfer agent; therefore, $10,000 has been classified as common stock payable.

As of July 31, 2026, the Company had agreed to issue 500,000 shares of common stock to Lambda Ventures LLC as initial commitment shares in connection with the Equity Purchase Agreement dated April 27, 2026. The 500,000 Initial Commitment Shares were issued by the transfer agent during the three months ended July 31, 2026, and the related fair value of $55,000 (500,000 shares at $0.11 per share) was reclassified from common stock payable to common stock and additional paid-in capital.

As of July 31, 2026 and October 31, 2025, the Company had 102,355,323 and 100,795,491 shares of common stock issued and outstanding, respectively.

F-13

Equity Purchase Agreement – Lambda Ventures LLC

On April 27, 2026, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Lambda Ventures LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company has the right, but not the obligation, to direct the Investor to purchase up to $30,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), over a period of up to twenty-four (24) months, subject to the terms and conditions set forth in the Purchase Agreement. Under the Purchase Agreement, from time to time during the commitment period, the Company may deliver put notices to the Investor requiring the Investor to purchase shares of Common Stock, subject to certain conditions. Each put must be in a minimum amount of $25,000 and a maximum amount up to the lesser of (i) $500,000 or (ii) 200% of the Average Daily Trading Value, each calculated using the Initial Purchase Price. The purchase price per share will be the lesser of (i) 80% of the lowest traded price of the Common Stock on the principal trading market on the trading day immediately preceding the respective put date, or (ii) 80% of the lowest traded price of the Common Stock on the principal trading market on any trading day during the applicable valuation period.

As consideration for the Investor’s commitment to enter into the Purchase Agreement, the Company agreed to issue to the Investor 500,000 shares of Common Stock as initial commitment shares (the “Initial Commitment Shares”), which are earned in full upon execution of the Purchase Agreement. In addition, each time aggregate gross proceeds received by the Company under the Purchase Agreement increase by $2,500,000 (each, a “Trigger Event”), the Company will issue additional shares of Common Stock to the Investor as a commitment fee (the “Fulfillment Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”). If the Maximum Commitment Amount is fully drawn, a total of twelve (12) Trigger Events will have occurred. The Company also agreed to pay $10,000 to the Investor’s legal counsel for expenses relating to the preparation of the Purchase Agreement. In connection with the Purchase Agreement, on April 27, 2026, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission within thirty (30) calendar days from the date of the Registration Rights Agreement, covering the resale of the shares of Common Stock issuable under the Purchase Agreement, including the Initial Commitment Shares and Fulfillment Commitment Shares. The Company is required to have the registration statement declared effective within ninety (90) calendar days from the date of the Registration Rights Agreement. The Company filed the registration statement on Form S-1 on July 20, 2026, and it was declared effective by the Securities and Exchange Commission on July 24, 2026. The fair value of the Initial Commitment Shares was determined using the closing price of the Company's common stock on April 27, 2026 of $0.11 per share. The resulting $55,000, initially recorded as common stock payable in the quarter ended April 30, 2026, was reclassified to common stock and additional paid-in capital upon issuance of the shares by the transfer agent during the three months ended July 31, 2026, with a corresponding charge included in operating expenses in the accompanying statements of operations.

NOTE 7 – PREFERRED STOCK

Issued

On January 2, 2025, the Company entered into a Share Exchange Agreement with the CEO. Pursuant to the agreement, the CEO exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of Series B Preferred Stock. On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to Donald Owens.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. (“HNO Green Fuels”), a related party. Pursuant to the agreement, HNO Green Fuels exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

Authorized

Series A Preferred Stock

The Company has authorized 10,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of which 5,000,000 shares were issued and outstanding as of each of July 31, 2026 and October 31, 2025. Each outstanding share of Series A Preferred Stock entitles the holder to 55 votes on all matters submitted to a vote of the Company's shareholders. The holders of Series A Preferred Stock are not entitled to receive dividends and have no rights to any distribution upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The Series A Preferred Stock is not convertible into common stock or any other security of the Company and is not subject to redemption.

F-14

Series B Preferred Stock

The Company has authorized 500,000 shares of Series B Preferred Stock, par value $0.001 per share, of which 360,000 shares were issued and outstanding as of each of July 31, 2026 and October 31, 2025. The holders of Series B Preferred Stock have no right to vote on any matters submitted to a vote of the Company's shareholders and are not entitled to receive dividends. Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, each holder of Series B Preferred Stock is entitled to receive, for each share held, out of the assets of the Company legally available for distribution, an amount equal to the distribution that would be made on a pro rata basis with the holders of the Company's common stock, calculated as if the Series B Preferred Stock had been converted into common stock as of the date immediately prior to the record date fixed for such distribution. Each holder of Series B Preferred Stock may, from time to time, convert any or all of such holder's shares into fully paid and non-assessable shares of common stock at a rate of 1,000 shares of common stock for each share of Series B Preferred Stock surrendered for conversion; provided, however, that no such conversion may be effected to the extent it would cause the holder's beneficial ownership, when aggregated with all other shares of common stock beneficially owned by such holder (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), to exceed 4.99% of the Company's common stock issued and outstanding at such time. The Series B Preferred Stock is not subject to redemption.

NOTE 8 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

As of July 31, 2026, the Company had multiple outstanding promissory notes payable to HNO Green Fuels, Inc. The notes bear interest at 2% per annum and were issued in connection with financing arrangements to support the Company’s operations. The following table summarizes the terms of these related-party notes payable, including original principal amounts, maturity dates (as extended), principal outstanding, and accrued interest as of July 31, 2026.

Issue Date	Original Principal	Maturity Date	Principal Outstanding	Accrued Interest
12/1/2021	$500,000	12/31/2026	$435,000	$15,207
5/31/2022	$590,000	5/31/2030	$590,000	$49,204
9/29/2022	$50,000	12/31/2026	$50,000	$1,748
10/20/2022	$50,000	12/31/2026	$50,000	$1,748
3/1/2023	$50,000	12/31/2026	$50,000	$1,748
3/8/2023	$50,000	12/31/2026	$50,000	$1,748
3/23/2023	$50,000	12/31/2026	$50,000	$1,748
4/3/2023	$50,000	12/31/2026	$50,000	$1,748
4/13/2023	$20,000	12/31/2026	$20,000	$699
4/17/2023	$30,000	12/31/2026	$30,000	$1,187
Total			$1,375,000	$76,785

Extension of Promissory Notes:

On December 29, 2025, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2025 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2025 to December 31, 2026. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of July 31, 2026. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above. Accrued interest payable presented on the accompanying balance sheet of $76,913 additionally includes approximately $128 of accrued interest on other related-party balances arising in prior periods that is not associated with the notes detailed above. The Company has not imputed additional interest on these related-party borrowings. Any difference between the stated rates and market rates of interest would be accounted for as a capital transaction with the related party.

F-15

Advances from Related Party

During the year ended October 31, 2024, Donald Owens, the Company’s Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses, and HNO Green Fuels, Inc. advanced $10,000 for the same purpose.

During the year ended October 31, 2025, Mr. Owens advanced an additional $18,500 to the Company and the Company repaid $107,700 as partial repayment of previously advanced funds, and HNO Green Fuels, Inc. advanced $540,000 to the Company and the Company repaid $323,000 as partial repayment of previously advanced funds.

During the nine months ended July 31, 2026, HNO Green Fuels, Inc. advanced an additional $230,000 to the Company and the Company repaid $30,000 as partial repayment of previously advanced funds; the Company also repaid $15,000 to Mr. Owens as partial repayment of previously advanced funds, and Mr. Owens paid $45 of expenses on behalf of the Company, which was added to the advance balance.

These advances are unsecured, non-interest bearing and due on demand. As of July 31, 2026, and October 31, 2025, related party advances had outstanding balances of $1,273,430 and $1,088,385, respectively.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

During the nine months ended July 31, 2026, the Company entered into five convertible note financing transactions. The CFI Capital note was issued and fully repaid during the quarter ended April 30, 2026. The Jefferson Street Capital and Lambda Ventures (April 9, 2026) notes were issued during the quarter ended April 30, 2026 and remained outstanding as of July 31, 2026. On May 5, 2026, the Company issued two additional convertible notes, to Monroe Street Capital Partners, LP and to Lambda Ventures, LLC, each of which remained outstanding as of July 31, 2026. The material terms of each transaction are described below.

CFI Capital LLC – Issued and Repaid During the Quarter Ended April 30, 2026

On March 12, 2026, the Company issued an 8% Convertible Redeemable Note to CFI Capital LLC with a face value of $150,000, an original issue discount of $12,000, and a purchase price of $138,000. On April 7, 2026, the Company repaid the note in full for $158,397, consisting of principal of $150,000, a prepayment premium of $7,500, and accrued interest of $897. The entire unamortized original issue discount of $12,000 was written off to interest expense at repayment. The CFI Capital note had a zero balance as of July 31, 2026 and April 30, 2026. There was no CFI Capital activity during the three months ended July 31, 2026.

Jefferson Street Capital, LLC

On April 7, 2026, the Company entered into a Securities Purchase Agreement with Jefferson Street Capital, LLC, a New Jersey limited liability company (the "JSC Buyer"), pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $96,250 (the "JSC Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, in exchange for gross proceeds of $87,500. After deduction of $3,000 in legal fees and $2,250 in placement agent fees withheld at funding, net proceeds to the Company were approximately $82,250.

The JSC Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The JSC Note bears a one-time interest charge of 8% on the principal amount $7,700, which is guaranteed and earned in full as of the issue date. The JSC Note matures on April 7, 2027. The JSC Note is convertible, at the option of the JSC Buyer, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The JSC Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, the JSC Note shall become immediately due and payable at 150% of outstanding principal and accrued interest, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The JSC Warrant is exercisable commencing April 7, 2026 and expires April 7, 2031.

Lambda Ventures, LLC – Convertible Note Issued April 9, 2026

On April 9, 2026, the Company entered into a Securities Purchase Agreement with Lambda Ventures, LLC, a Nevada limited liability company (the "LV Buyer"), pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $96,250 (the "LV April Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, in exchange for gross proceeds of $87,500. After deduction of $3,000 in legal fees and $2,250 in placement agent fees withheld at funding, net proceeds to the Company were approximately $82,250.

F-16

The LV April Note has a principal amount of $96,250, which includes an original issue discount of $8,750. The LV April Note bears a one-time interest charge of 8% on the principal amount $7,700, which is guaranteed and earned in full as of the issue date. The LV April Note matures on April 9, 2027. The LV April Note is convertible, at the option of the LV Buyer, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The LV Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, all outstanding principal and accrued interest shall become immediately due and payable, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The LV April Warrant is exercisable commencing April 9, 2026 and expires April 9, 2031.

Monroe Street Capital Partners, LP – Convertible Note Issued May 5, 2026

On May 5, 2026, the Company entered into a Securities Purchase Agreement with Monroe Street Capital Partners, LP, a Delaware limited partnership (the "MSC Buyer"), pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $67,500 (the "MSC Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, in exchange for gross proceeds of $62,500. The MSC Buyer withheld $3,000 from the proceeds at funding to cover legal fees and an additional $1,875 to cover placement agent fees payable to Craft Capital Management LLC (CRD# 171350), resulting in net proceeds to the Company of approximately $57,625.

The MSC Note has a principal amount of $67,500, which includes an original issue discount of $5,000. The MSC Note bears a one-time interest charge of 8% on the principal amount $5,400, which is guaranteed and earned in full as of the issue date. The MSC Note matures on May 5, 2027. The MSC Note is convertible, at the option of the MSC Buyer, at any time on or following the issue date, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The MSC Buyer is entitled to deduct $1,750 from the conversion amount in each notice of conversion, and the MSC Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, the MSC Note shall become immediately due and payable at 150% of outstanding principal and accrued interest, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. Events of default include, among others, failure to maintain a minimum market capitalization of $3,000,000 on any trading day, cross-default with other indebtedness, consummation of a Variable Rate Transaction, failure to maintain the required share reserve, and failure to comply with Exchange Act reporting requirements. The MSC Warrant is exercisable commencing May 5, 2026 and expires May 5, 2031. The Company irrevocably reserved 20,000,000 shares of Common Stock for issuance upon conversion of the MSC Note and exercise of the MSC Warrant.

Lambda Ventures, LLC – Convertible Note Issued May 5, 2026

Also on May 5, 2026, the Company entered into a separate Securities Purchase Agreement with Lambda Ventures, LLC, pursuant to which the Company issued a Convertible Promissory Note in the principal amount of $67,500 (the "LV May Note") and a Common Stock Purchase Warrant to purchase up to 385,000 shares of Common Stock at an exercise price of $0.25 per share, on substantially the same terms as the MSC Note, in exchange for gross proceeds of $62,500. The LV Buyer withheld $3,000 in legal fees, $1,875 in placement agent fees payable to Craft Capital Management LLC (CRD# 171350), and an additional $10,000 in lender legal counsel fees, resulting in net proceeds to the Company of approximately $47,625.

The LV May Note has a principal amount of $67,500, which includes an original issue discount of $5,000. The LV May Note bears a one-time interest charge of 8% on the principal amount $5,400, which is guaranteed and earned in full as of the issue date. The LV May Note matures on May 5, 2027. The LV May Note is convertible, at the option of the LV Buyer, at any time on or following the issue date, at a conversion price equal to 60% of the lowest traded price of the Common Stock on the principal trading market during the twenty (20) trading days prior to the applicable conversion date. The LV Buyer is entitled to deduct $1,750 from the conversion amount in each notice of conversion, and the LV Buyer’s right to convert is subject to a 4.99% beneficial ownership limitation. Upon an event of default, the LV May Note shall become immediately due and payable at 150% of outstanding principal and accrued interest, and default interest accrues at the lesser of 18% per annum or the maximum rate permitted by law. The LV May Warrant is exercisable commencing May 5, 2026 and expires May 5, 2031. The Company irrevocably reserved 20,000,000 shares of Common Stock for issuance upon conversion of the LV May Note and exercise of the LV May Warrant. Both May 5, 2026 notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D.

F-17

Convertible Notes Payable

The following table summarizes the carrying value of convertible notes payable outstanding as of July 31, 2026:

	JSC Note	LV April Note	MSC Note	LV May Note	Total
Principal amount	$96,250	$96,250	$67,500	$67,500	$327,500
Add: Guaranteed interest payable	7,700	7,700	5,400	5,400	26,200
Gross note balance	103,950	103,950	72,900	72,900	353,700
Less: Original issue discount	(5,993)	(6,041)	(3,808)	(3,809)	(19,651)
Less: Guaranteed interest cost	(5,274)	(5,316)	(4,113)	(4,113)	(18,816)
Less: Warrant discount (ASC 470-20)	(24,802)	(31,472)	(30,649)	(30,648)	(117,571)
Less: Derivative discount	(31,534)	(25,314)	(13,241)	(5,625)	(75,714)
Less: Debt issue costs	(3,596)	(3,625)	(3,713)	(11,329)	(22,263)
Net carrying value	$32,751	$32,182	$17,376	$17,376	$99,685

All four notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D.

Warrant Accounting – ASC 470-20 Allocation

Each convertible note was issued with a detachable Common Stock Purchase Warrant. The fair value of each warrant was determined using the Black-Scholes option pricing model at the grant date and credited to additional paid-in capital, with a corresponding debt discount amortized to interest expense over the note term. Each warrant satisfies the fixed-for-fixed criteria under ASC 815-40 (fixed exercise price of $0.25 and a fixed number of shares) and is classified as an equity instrument that is not remeasured after issuance.

Black-Scholes Assumptions

The following assumptions were used in the Black-Scholes valuation of each warrant tranche. July 31, 2026 fair values are presented for informational purposes only; as equity-classified instruments, the warrants are not remeasured through earnings.

Jefferson Street Capital Warrant

Parameter	Issuance (April 7, 2026)	July 31, 2026 (Informational)
Stock Price (S)	$0.0946	$0.0900
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.68
Risk-Free Rate	3.95%	4.45%
Expected Volatility (σ)	257.85%	435.78%
Expected Dividend Yield	0.00%	0.00%
d₁	2.7486	4.6274
d₂	(3.0171)	(4.8000)
N(d₁)	0.9970	1.0000
N(d₂)	0.0013	0.0000
Fair Value Per Share	$0.0941	$0.0900
Total Warrant Fair Value	$36,211	$34,650

F-18

Lambda Ventures Warrant (April 9, 2026)

Parameter	Issuance (April 9, 2026)	July 31, 2026 (Informational)
Stock Price (S)	$0.1190	$0.0900
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.69
Risk-Free Rate	3.91%	4.45%
Expected Volatility (σ)	258.54%	435.78%
Expected Dividend Yield	0.00%	0.00%
d₁	2.7960	4.6326
d₂	(2.9852)	(4.8049)
N(d₁)	0.9974	1.0000
N(d₂)	0.0014	0.0000
Fair Value Per Share	$0.1184	$0.0900
Total Warrant Fair Value	$45,584	$34,650

Monroe Street Capital Warrant

Parameter	Issuance (May 5, 2026)	July 31, 2026 (Informational)
Stock Price (S)	$0.1046	$0.0900
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.76
Risk-Free Rate	4.08%	4.45%
Expected Volatility (σ)	308.67%	435.78%
Expected Dividend Yield	0.00%	0.00%
d₁	3.3544	4.6686
d₂	(3.5477)	(4.8390)
N(d₁)	0.9996	1.0000
N(d₂)	0.0002	0.0000
Fair Value Per Share	$0.1045	$0.0900
Total Warrant Fair Value	$40,240	$34,650

Lambda Ventures Warrant (May 5, 2026)

Parameter	Issuance (May 5, 2026)	July 31, 2026 (Informational)
Stock Price (S)	$0.1046	$0.0900
Exercise Price (K)	$0.2500	$0.2500
Expected Term (Years)	5.00	4.76
Risk-Free Rate	4.08%	4.45%
Expected Volatility (σ)	308.67%	435.78%
Expected Dividend Yield	0.00%	0.00%
d₁	3.3544	4.6686
d₂	(3.5477)	(4.8390)
N(d₁)	0.9996	1.0000
N(d₂)	0.0002	0.0000
Fair Value Per Share	$0.1045	$0.0900
Total Warrant Fair Value	$40,240	$34,650

Risk-free rates reflect the 5-year Constant Maturity Treasury rate for each measurement date per the U.S. Department of the Treasury Daily Par Yield Curve (4.08% at May 5, 2026; 4.45% at July 31, 2026; issuance-date rates for the April notes as previously disclosed).

F-19

Loss on Issuance of Convertible Notes for the Three Months Ended July 31, 2026

At issuance of each May 5, 2026 note, the fair value of the bifurcated conversion-feature derivative was recorded as a debt discount only to the extent of the remaining carrying-value capacity of the note; the excess was recognized immediately as a day-one loss on issuance, consistent with the policy applied in the quarter ended April 30, 2026:

	MSC Note	LV May Note	Total
Note Face Value	$67,500	$67,500	$135,000
Guaranteed Interest	5,400	5,400	10,800
Gross Note Balance	72,900	72,900	145,800
(a) Original Issue Discount (OID)	(5,000)	(5,000)	(10,000)
(b) Guaranteed Interest Charge	(5,400)	(5,400)	(10,800)
(c) Warrant Fair Value (Black-Scholes)	(40,239)	(40,240)	(80,479)
(d) Debt Issue Costs	(4,875)	(14,875)	(19,750)
Remaining capacity for derivative discount	17,386	7,385	24,771
Derivative Liability — Intrinsic Value at Issuance	84,000	84,000	168,000
Less: Derivative discount recorded (capped)	(17,386)	(7,385)	(24,771)
Day-one loss on issuance of note	$66,614	$76,615	$143,229

For the nine months ended July 31, 2026, total day-one losses on issuance of convertible notes were $243,811, comprising $100,582 recognized in the quarter ended April 30, 2026 (JSC Note $23,261 and LV April Note $77,321) and $143,229 recognized in the quarter ended July 31, 2026. These day-one losses, net of the $12,421 gain recognized upon the conversion of the Newlan Law Firm, PLLC convertible note during the quarter ended January 31, 2026, comprise the $231,390 net loss on fair value of convertible notes presented in the accompanying statements of operations for the nine months ended July 31, 2026.

Outstanding Warrants

The following table summarizes the common stock purchase warrants outstanding as of July 31, 2026:

Holder	Issue Date	Shares	Exercise Price	Expiration	Grant-Date FV
Jefferson Street Capital, LLC	Apr 7, 2026	385,000	$0.25	Apr 7, 2031	$36,211
Lambda Ventures, LLC	Apr 9, 2026	385,000	$0.25	Apr 9, 2031	$45,584
Monroe Street Capital Partners, LP	May 5, 2026	385,000	$0.25	May 5, 2031	$40,240
Lambda Ventures, LLC	May 5, 2026	385,000	$0.25	May 5, 2031	$40,240
Total		1,540,000	$0.25		$162,275

As of July 31, 2026, there were 1,540,000 warrants outstanding, all with an exercise price of $0.25 per share. All warrants may be exercised on a cashless basis when the market price of the Common Stock exceeds the exercise price and no effective registration statement covers the resale of the warrant shares. All warrants are subject to a 4.99% beneficial ownership limitation.

Interest Expense on Convertible Notes – Three and Nine Months Ended July 31, 2026

The following summarizes non-cash interest expense recognized in connection with convertible notes payable during the three months ended July 31, 2026:

JSC Note: OID amortization $2,205; guaranteed interest $1,941; warrant discount amortization $9,127; derivative discount amortization $11,604; debt issue cost $1,323; total $26,201.

LV April Note: OID amortization $2,205; guaranteed interest $1,941; warrant discount amortization $11,490; derivative discount amortization $9,242; debt issue cost $1,323; total $26,201.

MSC Note: OID amortization $1,192; guaranteed interest $1,287; warrant discount amortization $9,591; derivative discount amortization $4,144; debt issue cost $1,162; total $17,376.

F-20

LV May Note: OID amortization $1,192; guaranteed interest $1,287; warrant discount amortization $9,591; derivative discount amortization $1,760; debt issue cost $3,546; total $17,376.

Total interest expense on convertible notes was $87,154 for the three months ended July 31, 2026 and $112,582 for the nine months ended July 31, 2026 (including $12,897 related to the CFI Capital note repaid in April 2026, of which $12,000 was the write-off of unamortized original issue discount upon extinguishment). Together with $6,932 of interest accrued on related-party notes payable (Note 8), total interest expense per the accompanying statements of operations was $94,086 for the three months ended July 31, 2026; the nine-month total of $140,651 comprises the $112,582 of convertible note interest, $20,569 of interest on related-party notes payable and the $7,500 prepayment premium on the CFI Capital note.

Embedded Conversion Features – ASC 815 Analysis

Each of the JSC Note, LV April Note, MSC Note and LV May Note contains a variable conversion feature providing for conversion at 60% of the lowest traded price of the Company’s Common Stock during the 20 trading days prior to conversion. The Company evaluated each embedded conversion feature under ASC 815, Derivatives and Hedging. Because the conversion price of each note is indexed to a variable market price rather than fixed, and because each note may be settled in a variable number of shares, the embedded conversion features fail the fixed-for-fixed test and do not qualify for the equity scope exception under ASC 815-40-15. Accordingly, the Company bifurcated each conversion feature from its host debt instrument and recorded it as a derivative liability at fair value in accordance with ASC 815-15, remeasured at each reporting date with changes in fair value recognized in earnings. The fair value of each derivative liability is measured using the intrinsic value method at each measurement date: Fair Value = (Total Face Obligation ÷ Conversion Price) × max(Stock Price − Conversion Price, 0), where the conversion price equals 60% of the lowest traded price of the Common Stock during the 20 trading days preceding the measurement date. The measurement for each note is set out below.

Revision of Previously Reported Interim Amounts

In connection with the preparation of these financial statements, the Company determined that the derivative liabilities at April 30, 2026 had been measured using the lowest closing price of the Common Stock during the applicable look-back period rather than the lowest traded price required by the contractual conversion terms. The April 30, 2026 measurements have been revised to a conversion price of $0.0486 (60% × the $0.0810 lowest traded price), which increased the derivative liabilities at that date from $192,500, as previously reported, to $236,989 and increased the loss on change in fair value of derivative liabilities and the net loss for the three months ended April 30, 2026 by $44,489, to a revised net loss of $445,314 for that quarter. The revision has no effect on the amounts reported for the nine months ended July 31, 2026, on the July 31, 2026 balance sheet, or on cash flows for any period. The Company has evaluated the revision under SEC Staff Accounting Bulletin No. 99 and concluded that it is not material to the previously issued interim financial statements.

JSC Note

Because the conversion price of the Note is variable and indexed to future market prices rather than being fixed, the embedded conversion feature was bifurcated from the host debt and recorded as a derivative liability at fair value. At April 30, 2026, as revised (see below), the conversion price was $0.0486 (60% × the $0.0810 20-trading-day low traded price), yielding an intrinsic value of $0.0554 per share and approximately 2,138,889 shares issuable upon full conversion, resulting in a derivative liability of $118,494. At July 31, 2026, the conversion price was $0.0396 (60% × $0.0660 20-trading-day low traded price), and the closing stock price was $0.0900, yielding an intrinsic value of $0.0504 per share and approximately 2,625,000 shares issuable upon full conversion, resulting in a derivative liability of $132,300.

Derivative Liability — Conversion Feature	Amount
Balance — April 30, 2026	$118,494
Change in fair value — loss	13,806
Balance — July 31, 2026	$132,300

LV April Note

The embedded conversion feature of the LV April Note was likewise bifurcated and recorded as a derivative liability at fair value. At April 30, 2026, as revised (see below), the conversion price was $0.0486 (60% × the $0.0810 20-trading-day low traded price), yielding an intrinsic value of $0.0554 per share and approximately 2,138,889 shares issuable upon full conversion, resulting in a derivative liability of $118,494. At July 31, 2026, the conversion price was $0.0396 (60% × $0.0660), and the closing stock price was $0.0900, yielding an intrinsic value of $0.0504 per share and approximately 2,625,000 shares issuable upon full conversion, resulting in a derivative liability of $132,300.

F-21

Derivative Liability — Conversion Feature	Amount
Balance — April 30, 2026	$118,494
Change in fair value — loss	13,806
Balance — July 31, 2026	$132,300

MSC Note

Because the conversion price of the MSC Note is variable and indexed to future market prices rather than being fixed, the embedded conversion feature was bifurcated from the host debt and recorded as a derivative liability at fair value at issuance. At May 5, 2026 (issuance), the estimated conversion price was $0.0486 (60% × $0.0810 20-trading-day low traded price), and the closing stock price was $0.1046, yielding an intrinsic value of $0.0560 per share and approximately 1,500,000 shares issuable upon full conversion, resulting in a derivative liability of $84,000. At July 31, 2026, the conversion price was $0.0396 (60% × $0.0660), and the closing stock price was $0.0900, yielding an intrinsic value of $0.0504 per share and approximately 1,840,909 shares issuable upon full conversion, resulting in a derivative liability of $92,782.

Derivative Liability — Conversion Feature	Amount
Initial recognition — May 5, 2026 (issuance)	$84,000
Change in fair value — loss	8,782
Balance — July 31, 2026	$92,782

LV May Note

The embedded conversion feature of the LV May Note was likewise bifurcated and recorded as a derivative liability at fair value at issuance. At May 5, 2026 (issuance), the estimated conversion price was $0.0486 (60% × $0.0810), and the closing stock price was $0.1046, yielding an intrinsic value of $0.0560 per share and approximately 1,500,000 shares issuable upon full conversion, resulting in a derivative liability of $84,000. At July 31, 2026, the conversion price was $0.0396 (60% × $0.0660), and the closing stock price was $0.0900, yielding an intrinsic value of $0.0504 per share and approximately 1,840,909 shares issuable upon full conversion, resulting in a derivative liability of $92,782.

Derivative Liability — Conversion Feature	Amount
Initial recognition — May 5, 2026 (issuance)	$84,000
Change in fair value — loss	8,782
Balance — July 31, 2026	$92,782

Summary — Derivative Liabilities

The following table presents the roll-forward of the combined derivative liability for the three months ended July 31, 2026:

Derivative Liability — Conversion Features	Amount
Balance — April 30, 2026	$236,989
Initial recognition — notes issued May 5, 2026	168,000
Change in fair value — loss	45,175
Balance — July 31, 2026	$450,164

The loss on change in fair value of derivative liabilities of $45,175 for the three months ended July 31, 2026 ($98,878 for the nine months ended July 31, 2026) was principally attributable to the decline in the 20-trading-day low traded price used to determine the conversion price, from $0.0810 at April 30, 2026 to $0.0660 at July 31, 2026, which decreased the conversion price to $0.0396 and correspondingly increased both the number of shares issuable upon conversion and the intrinsic value of the conversion features, together with the initial recognition of the conversion features embedded in the notes issued May 5, 2026.

F-22

Fair Value Measurements – Level 3

The derivative liabilities are measured at fair value on a recurring basis and are classified within Level 3 of the fair value hierarchy because the intrinsic-value measurement relies on a Company-specific valuation model with significant unobservable inputs. Significant inputs at July 31, 2026 included the 20-trading-day low traded price ($0.0660), the resulting conversion price ($0.0396), the closing stock price ($0.0900), and the total face obligations of the notes ($353,700 in the aggregate). An increase (decrease) in the 20-trading-day low traded price would decrease (increase) the number of shares issuable upon conversion and generally decrease (increase) the fair value of the derivative liabilities, while an increase (decrease) in the stock price relative to the conversion price would increase (decrease) the intrinsic value per share. The equity-classified warrants are measured at fair value only at the grant date using the Black-Scholes model (Level 3 inputs, including expected volatility of 257.85%–308.67% derived from 180 trading days of historical prices) and are not remeasured.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through September 17, 2026, which represents the date the financial statements were issued, and no events other than discussed below have occurred through that date that would impact the financial statements.

Stock Issued

On August 20, 2026, the Company issued 497,967 shares of common stock upon partial conversion of the convertible promissory note issued to Monroe Street Capital Partners, LP on May 5, 2026, at a conversion price of $0.0246 per share, in settlement of $12,250, consisting of $10,500 of principal and $1,750 of fees.

On August 27, 2026, the Company issued 402,381 shares of common stock upon partial conversion of the convertible promissory note issued to Lambda Ventures, LLC on April 9, 2026, at a conversion price of $0.0210 per share, in settlement of $8,450, consisting of $6,700 of accrued interest and $1,750 of fees.

On September 16, 2026, the Company issued 738,095 shares of common stock upon partial conversion of the convertible promissory note issued to Lambda Ventures, LLC on April 9, 2026, at a conversion price of $0.0105 per share, in settlement of $7,750, consisting of $5,000 of principal, $1,000 of accrued interest and $1,750 of fees.

Note Issued

On September 4, 2026, the Company entered into a Securities Purchase Agreement with CFI Capital LLC, pursuant to which the Company issued a 6% convertible redeemable note in the principal amount of $210,000, with an original issue discount of $21,000, resulting in a purchase price of $189,000. The note matures on September 4, 2027 and bears interest at 6% per annum, payable in shares of common stock. Beginning six months after issuance, the holder may convert the outstanding principal and accrued interest into shares of common stock at a conversion price equal to 60% of the lowest trading price of the Company's common stock during the 20 trading days prior to conversion, subject to adjustment. The note may be prepaid within 180 days of issuance at 105% to 140% of the outstanding principal plus accrued interest, depending on the date of prepayment. The Company reserved 49,295,775 shares of common stock for conversions under the note.

Lease Termination

On September 15, 2026, the Company and Clay Road Real Estate, LLC entered into a Lease Termination and Mutual Release Agreement with respect to the Company's April 2024 lease of an industrial facility in Katy, Texas. The facility contemplated by the lease was never constructed, the premises were never delivered to the Company, the lease term never commenced, and the Company never took possession of or occupied the premises. Under the agreement, the lease was terminated in its entirety, the parties granted each other a mutual release of all claims arising under or relating to the lease, any guaranty of the lease was terminated and released, and the parties confirmed that no rent, security deposit, construction or build-out costs, or any other amounts are or will become due from either party. Because no right-of-use asset or lease liability had been recorded and no amounts had been paid under the lease, the termination did not result in any gain, loss or other charge to the Company's financial statements.

F-23

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635 bartoncpafirm.com Cypress, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donald Owens, Chairman of the Board of Directors

and Stockholders of HNO International, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HNO International, Inc (the Company) as of October 31, 2025 and 2024, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has sustained significant losses and negative cash flows from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in that regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-24

Going Concern

The evaluation of the Company’s ability to continue as a going concern was a critical audit matter. As discussed in Note 3, the Company has incurred recurring losses and negative operating cash flows, which raised substantial doubt about its ability to continue as a going concern. Auditing management’s assessment required significant judgment due to the Company’s reliance on funding from related parties to meet its liquidity needs. Our procedures included evaluating the availability and terms of related-party financing, assessing management’s plans to obtain such funding, and evaluating the adequacy of the related disclosures in the financial statements.

Valuation of Service Stock

The valuation of service stock was a critical audit matter. Auditing the valuation of service stock involved significant judgment due to the complexity of determining fair value. Our procedures included evaluating management’s valuation methodology, testing key assumptions and inputs, and evaluating the adequacy of related disclosures.

We have served as the Company’s auditor since 2024.

/s/ Barton CPA PLLC

Barton CPA PLLC

Cypress, Texas

February 6, 2026

F-25

HNO INTERNATIONAL, INC. BALANCE SHEETS

	October 31,	October 31,
	2025	2024
ASSETS
Current Assets
Cash	$9,525	$20,255
Accounts receivable	332,669	—
Other receivable	1,000	—
Total Current Assets	343,194	20,255

Non-Current Assets
Property and equipment, net	1,323,189	994,898
Long term asset, net	—	112,026
Right-of-use asset	64,637	121,805
Total Non-Current Assets	1,387,826	1,228,729
TOTAL ASSETS	$1,731,020	$1,248,984

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES
Current Liabilities
Accounts payable	715,236	138,029
Accrued payroll	(18)	17,762
Accrued interest payable	56,345	28,845
Lease liability	60,953	57,062
Payroll tax	—	2,838
Advances, related party	1,088,385	960,585
Customer deposits	—	99
Convertible note payable, at fair value	59,867	—
Notes payable, related party	785,000	785,000
Total Current Liabilities	2,765,768	1,990,220

Non-Current Liability
Lease liability	5,202	66,155
Long term notes payable, related party	590,000	590,000
Total Non-Current Liability	595,202	656,155
Total Liabilities	3,360,970	2,646,375

STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share; 15,000,000 shares authorized
Series A, par value $0.001 per share; 10,000,000 shares authorized; 5,000,000 and 5,000,000 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	5,000	5,000
Series B, par value $0.001 per share; 500,000 shares authorized; 360,000 and 0 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	360	—
Common stock, par value $0.001 per share; 985,000,000 shares authorized; 100,795,491 and 419,437,865 shares issued and outstanding as of October 31, 2025 and October 31, 2024, respectively	100,795	419,438
Common stock payable	25,250	15,250
Common stock subscription receivable	(13,750)	(13,750)
Additional paid-in capital	50,302,585	43,611,365
Accumulated deficit	(52,050,190)	(45,434,694)
Total Stockholders’ Deficit	(1,629,950)	(1,397,391)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,731,020	$1,248,984
The accompanying notes are an integral part of these financial statements.
F-26

HNO INTERNATIONAL, INC. STATEMENTS OF OPERATIONS

	For the year Ended October 31,
	2025	2024

Revenue	$65,561	$4,241
Cost of goods sold	—	(3,688)
Gross Profit	65,561	553

Operating expenses
Advertising and marketing	22,770	7,408
General and administrative expenses	6,259,342	3,129,989
Depreciation and amortization	245,131	179,672
Total Operating Expenses	6,527,243	3,317,069
Other Income (Expenses)
Interest income	2,945	5,501
Interest expense	(27,500)	(27,575)
Gain/(Loss) on fair value of convertible note	(14,867)	—
Loss on write-off of intangible asset	(105,190)	—
Loss on sale of asset	(9,202)	—
Total Other (Expenses)	(153,814)	(22,074)
Loss from Operations	$(6,615,496)	$(3,338,590)
Net Loss	$(6,615,496)	$(3,338,590)
PER SHARE AMOUNTS
Basic and diluted net loss per share	(0.04)	(0.01)
Weighted average number of common shares outstanding - basic and diluted	152,051,729	394,023,751

The accompanying notes are an integral part of these financial statements.

F-27

HNO INTERNATIONAL, INC. STATEMENTS OF STOCKHOLDERS' DEFICIT For the year ended October 31, 2024
	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Stock	Share Subscription	Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Receivable	Capital	Deficit	Deficit
For the year ended October 31, 2024
Balance at October 31, 2023	5,000,000	$5,000	—	$—	419,341,584	$419,341	$32,251	$(23,750)	$41,470,177	$(42,096,104)	$(193,085)
Regulation A stock issuances	—	—	—	—	433,429	434	(17,001)	—	432,995	—	416,428
Regulation D stock issuances	—	—	—	—	2,262,852	2,263	—	—	523,237	—	525,500
Shares cancelled as per settlement agreement - Vivaris Capital	—	—	—	—	(10,000,000)	(10,000)	—	10,000	—	—	—
Stock-based compensation	—	—	—	—	7,400,000	7,400	—	—	1,184,956	—	1,192,356
Net loss for the year ended October 31, 2024	—	—	—	—	—	—	—	—	—	(3,338,590)	(3,338,590)
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
For the year ended October 31, 2025
Balance at October 31, 2024	5,000,000	$5,000	—	$—	419,437,865	$419,438	$15,250	$(13,750)	$43,611,365	$(45,434,694)	$(1,397,391)
Regulation D stock issuances	—	—	—	—	22,652,626	22,652	10,000	—	1,016,348	—	1,049,000
Shares cancelled as per exchange agreement					(360,000,000)	(360,000)			—		(360,000)
Series B preferred stock issuances	—	—	360,000	$360	—	—	—	—	359,640	—	360,000
Stock-based compensation	—	—	—	—	18,705,000	18,705	—	—	5,315,232	—	5,333,937
Net loss for the year ended October 31, 2025	—	—	—	—	—	—	—	—	—	(6,615,496)	(6,615,496)
Balance at October 31, 2025	5,000,000	$5,000	360,000	$360	100,795,491	$100,795	$25,250	$(13,750)	$50,302,585	$(52,050,190)	$(1,629,950)
The accompanying notes are an integral part of these financial statements.

F-28

HNO INTERNATIONAL, INC. STATEMENTS OF CASH FLOWS
	For the Year Ended October 31,
	2025	2024
Cash Flow from Operating Activities
Net loss	$(6,615,496)	$(3,338,590)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	245,131	179,672
Legal services provided in exchange for convertible note	45,000	—
Loss on fair value of convertible note	14,867	—
Loss on write-off of intangible asset	105,190	—
Loss on sale of asset	9,202	—
Stock-based compensation	5,333,937	1,192,356
Changes in operating assets and liabilities:
Decrease in due from related party	—	56,392
(Increase) in accounts receivable	(332,669)	—
(Increase) in other receivable	(1,000)
Increase in accounts payable	228,362	115,545
Increase/(Decrease) in accrued payroll	(17,780)	17,762
Increase/(Decrease) in accrued interest payable	27,500	(12,425)
Operating lease ROU assets and lease liabilities, net	106	1,412
(Decrease) in payroll taxes	(2,838)	(14,802)
Net Cash Used in Operating Activities	(960,488)	(1,802,678)

Cash Flows from Financing Activities
Proceeds from related party advances	558,500	960,585
Repayment of related party advances	(430,700)	—
Proceeds from security deposits	—	100,000
Proceeds from customer deposits	(99)	99
Proceeds from sale of common stock subscription payable	10,000	(17,001)
Proceeds from sale of common stock	1,039,000	958,929
Net Cash Provided by Financing Activities	1,176,701	2,002,612

Cash Flows from Investing Activities
Purchase of property and equipment	(227,943)	(381,934)
Sale of property and equipment	1,000	—
Purchase of long term asset	—	(32,904)
Net Cash Used in Investing Activities	(226,943)	(414,838)

Net increase (decrease) in cash	(10,730)	(214,904)
Cash at beginning of period	20,255	235,159
Cash at end of period	$9,525	$20,255

Supplemental Disclosure of Interest and Income Taxes Paid:
Lease liability paid during the period	$60,804	$48,421
Interest paid during the period	$—	$—
Income taxes paid during the period	$—	$—

Supplemental Disclosure for Non-Cash Investing and Financing Activities:
Property and equipment acquired through accounts payable	$348,845	$—
Common stock cancellation per share exchange agreement	$(360,000)	$—
Series B preferred stock issuance per exchange agreement	$360,000	$—
Convertible note issued in exchange for legal services, recorded at fair value	$60,000	$—
The accompanying notes are an integral part of these financial statements.
F-29

HNO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2025

NOTE 1 – ORGANIZATION AND BASIS OF ACCOUNTING

Organization

HNO International, Inc. (the “Company”) specializes in the design, integration, and development of green hydrogen-based clean energy technologies. With the Company’s management having over 14 years of experience in the field of green hydrogen production, the Company is committed to providing scalable products that help businesses and communities decarbonize, reduce emissions, and cut operational costs. HNO stands for Hydrogen and Oxygen. The Company is at the forefront of developing innovative solutions, such as the Compact Hydrogen Refueling System (“CHRS”) and the Compact Hydrogen Production System (“CHPS”), which can be used to produce green hydrogen for various applications including fuel cell electric vehicles, hydrogen internal combustion engines, heating, and cooking. The CHPS is highly scalable, capable of producing 100-2,000 (or more) kilograms of hydrogen per day for commercial use in various applications. In addition, the Company develops energy systems that complement the zero-emissions EV infrastructure, reduce harmful emissions, and cut maintenance costs of commercial diesel fleets. By integrating components from leading industry partners, the Company aims to transition fossil fuels to cleaner alternatives and promote lower emissions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the years ended October 31, 2025 and October 31, 2024.

Out-of-Period Adjustment

During the year ended October 31, 2025, the Company recorded an out-of-period adjustment to write off the full gross amount of a previously capitalized intangible asset related to the prototype Compact Hydrogen Refueling Station. The asset was originally recorded at $136,725 following the conversion of a SAFE investment into intellectual property. Upon further evaluation, management determined that the asset did not meet the criteria for capitalization.

Management evaluated the error, both qualitatively and quantitatively, and concluded that the adjustment was not material to any prior interim or annual period. The Company recorded an expense of $105,190, presented as “Loss on write-off of intangible asset” within other expenses for the twelve months ended October 31, 2025. The remaining balance of the gross asset and related accumulated amortization were removed from the balance sheet as part of the adjustment. The previously recorded amortization from earlier periods was not reversed and remains reported in those respective periods.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The management makes its best estimate of the outcome for these items based on information available when the financial statements are prepared.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of October 31, 2025, and October 31, 2024, the Company did not hold any investments that qualify as cash equivalents. Therefore, the cash and cash equivalents line item in the balance sheet solely comprises cash.

F-30

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 requires that the cost of equity instrument awards, issued in exchange for services, including those issued to employees and predominantly to consultants, be measured at the grant-date fair value. The Company does not adhere to a formal stock-based compensation plan; rather, it issues stock awards on a discretionary basis as part of compensation agreements with selected consultants and employees. Compensation for stock-based awards is recognized as a non-cash expense on the statement of operations. For the year ended October 31, 2024, the expense associated with these awards is recorded based on the fair value on the date of grant, as determined using the Black-Scholes-Merton option-pricing model. For the year ended October 31, 2025, the Company revised its valuation methodology for restricted stock issuances. The fair value of restricted stock grants is determined using the closing market price on the grant date, adjusted for an appropriate discount to reflect the restrictions on transferability and marketability of the shares. The discount is calculated using a weighted average of comparable restricted stock transactions, which better reflects the economic impact of larger issuances and provides a more accurate representation of fair value under ASC 718. This cost is recognized over the period during which the award recipient is required to perform services, typically known as the vesting period. The total compensation cost related to vested stock-based awards is recognized after adjusting for estimated forfeitures at the time of vesting. The expense related to stock-based compensation is included within the same statement of operation line items as cash compensation for the consultants and employees who receive the awards, currently included in general and administrative expenses on the statement of operations as the Company does not allocate compensation costs to costs of goods sold. As of the report date, the Company has not established any plans to issue dividends on stock-based awards. Any tax benefits arising from deductions for these awards are recorded in additional paid-in capital, provided they exceed the cumulative compensation cost recognized.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

We recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

In certain arrangements where the Company facilitates the provision of goods or services provided by a third party, and does not take control of those goods or services, revenue is recognized on a net basis, limited to the margin or fee earned, consistent with the Company’s role as an agent under ASC 606-10-55-36 through 55-40.

During the year ended October 31, 2025, the Company recognized $65,561 in revenue related to the facilitation of delivery of hydrogen refueling equipment and related services. Based on its evaluation of the arrangement, the Company determined that it acted as an agent with respect to the facilitation of delivery of equipment, as it did not obtain control of the goods and the third-party vendor delivered the equipment directly to the customer. As a result, revenue was recognized on a net basis, excluding gross billings and associated third-party costs, in accordance with ASC 606.

During the year ended October 31, 2024, the Company had revenue of $4,241. Revenue was recognized from hydrogen engineering services and combustion solutions.

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

F-31

Property and Equipment

Property and equipment are carried at cost and, less accumulated depreciation. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposal. The Company examines the possibility of decreases in the value of property and equipment when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company’s property and equipment mainly consists of computer and laser equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Useful life
Small equipment	3 Years
Large equipment	7 Years
Vehicles	4 Years

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of a long-lived asset, management evaluates whether the estimated future undiscounted net cash flows from the asset are less than its carrying amount. If impairment is indicated, the long-lived asset would be written down to fair value. Fair value is determined by an evaluation of available price information at which assets could be bought or sold, including quoted market prices, if available, or the present value of the estimated future cash flows based on reasonable and supportable assumptions.

Leases

The Company accounts for leases in accordance with ASC 842, Leases (“ASC 842”). At contract inception, the Company determines if an arrangement is or contains a lease. Where the Company is the lessee, for each lease with a term greater than twelve months, the Company records a right-of-use asset and lease liability. A right-of-use asset represents the economic benefit conveyed to the Company by the right to use the underlying asset over the lease term. A lease liability represents the obligation to make lease payments arising from the use of the asset over the lease term. As most of the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. Leases with an initial expected term of 12 months or less are not recorded in the Balance Sheet and the related lease expense is recognized on a straight-line basis over the lease term.

Recent Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board (FASB) issued ASU No. 2024-01, "Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards." This update clarifies the accounting for profits interest awards by specifying when these awards should be accounted for under ASC 718, Stock Compensation, as opposed to other compensation arrangements like cash bonuses under ASC 710. This clarification is provided through a series of illustrative examples which show how to determine whether profits interest awards meet the conditions of ASC 718, focusing on when such awards should be recognized as equity or liability. The guidance is intended to increase the comparability and consistency of financial reporting by providing clearer criteria for the accounting of profits interest awards.

For public companies, the amendments in this update are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. For private companies, the amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within fiscal years beginning after December 15, 2026. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements and will continue to assess its potential effects as the adoption date approaches.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures related to effective tax rate reconciliation and income taxes paid. The amendments are effective for public business entities for fiscal years beginning after 12/15/24. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations, but expects expanded income tax disclosures.

F-32

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires additional disaggregated expense disclosures in the notes to the financial statements. The amendments are effective for fiscal years beginning after 12/15/25. The Company is evaluating the impact of this standard on its disclosures.

Segment Reporting

The Company operates as one reportable segment. The Chief Executive Officer, who serves as the Chief Operating Decision Maker as defined under ASC 280, Segment Reporting (“ASC 280”), manages and evaluates the Company’s operations and performance on a consolidated basis. The Company’s operations are focused on the design, development, manufacturing, and sale of integrated green hydrogen-based products and related services.

The Company offers multiple products, including the Compact Hydrogen Refueling Station, Hydrogen Carbon Cleaner (HCC), and Scalable Hydrogen Energy Platform (SHEP). These products share common technologies, production processes, customer markets, and distribution channels. Financial information is not prepared or reviewed separately for these product lines for resource allocation or performance evaluation purposes. As such, management has determined that the Company has one operating and reportable segment.

NOTE 3 – GOING CONCERN

On October 31, 2025, we had an accumulated deficit of $52,050,190. We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the date of issuance of these financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	October 31, 2025	October 31, 2024
Vehicles	$36,500	$60,702
Small equipment	32,943	$32,943
Large equipment	1,669,954	1,093,166
Property and Equipment, Gross	$1,739,397	$1,186,811
Less: Accumulated depreciation	(416,208)	(191,913)
Property and Equipment, Net	$1,323,189	$994,898

Depreciation expense for the years ended October 31, 2025, and 2024 were $238,295 and $154,973, respectively.

NOTE 5 – LEASES

Operating leases

The Company has an active operating lease agreement for office space in Murrieta, California, expiring on November 30, 2026.

On November 18, 2020, the Company entered into an operating lease with the landlord, Demarius Holdings, Inc., commencing on December 1, 2020, and ending on November 30, 2023, for the office spaces located at 41558 Eastman Drive, Suites B and C, Murrieta, California 92562. The monthly rent was $4,183. Both suites are approximately 2,088 square feet of space. The Company’s principal executive office is located at 41558 Eastman Drive, Suite B, Murrieta, California 92562. Suite C is utilized for testing and research equipment.

F-33

On November 14, 2023, the lease for Suite B was extended for 36 months to November 30, 2026. The monthly rental amount for Suite B is $2,501 for the period from December 1, 2023, to November 30, 2024, with an increase to $2,573 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,647 for the period from December 1, 2025, to November 30, 2026.

On January 4, 2024, the lease for Suite C was extended for 34 months to November 30, 2026. The monthly rental amount for Suite C is $2,434 for the period from February 1, 2024, to November 30, 2024, with an increase to $2,506 for the period from December 1, 2024, to November 30, 2025, and an increase to $2,555 for the period from December 1, 2025, to November 30, 2026.

The Company is typically required to make fixed minimum rent payments relating to its right to use the underlying leased assets. The Company was required to classify such leases as operating leases in accordance with the provisions of ASC 842. Therefore, the Company recognized operating lease liabilities with corresponding Right-Of-Use ("ROU") assets based on the present value of the minimum rental payments of such leases.

As the Company’s leases do not provide an implicit interest rate, the lease liability is calculated at lease commencement as the present value of unpaid lease payments using the Company’s estimated incremental borrowing rate. The incremental borrowing rate represents the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term and is determined using a portfolio approach based on information available at the commencement date of the lease. As of October 31, 2025, the right-of-use asset was $64,637 and operating lease liabilities were $66,155. The operating lease liabilities consist of a current portion of $60,953 and a non-current portion of $5,202. The weighted average remaining lease term was 1.08 years and the weighted average discount rate was 4.14%.

Operating Cash Flows Related to Leases

Remaining lease term as of October 31, 2025:

Year ended	Operating Lease Payment
October 31, 2026 and beyond	$65,986
Total Payments	$65,986

Lease Not Yet Commenced

In April 2024, the Company entered into a lease agreement for an industrial facility located in Katy, Texas. The lease is subject to completion of landlord construction and build-out prior to commencement. Under the terms of the lease, the commencement date occurs when the leased premises are made available for the Company’s use.

As of October 31, 2025, the landlord’s construction had not been completed, the lease had not commenced, and the Company had not taken possession of the facility. Accordingly, no right-of-use asset or lease liability has been recorded on the Company’s balance sheet as of October 31, 2025.

NOTE 6 – COMMON STOCK

The Company is authorized to issue 985,000,000 shares of common stock, par value $0.001.

Stock Issued

During the year ended October 31, 2024, the Company issued 433,429 shares of common stock for $433,429 in cash under its Regulation A offering, qualified by the SEC on May 3, 2023. The Company also issued 17,001 Regulation A shares previously classified as common stock payable.

During the year ended October 31, 2024, the Company issued 2,500 Regulation A shares previously classified as common stock payable and sold 2,500 Regulation A shares, classified as $2,500 common stock payable.

F-34

During the year ended October 31, 2024, the Company entered into a Stock Subscription Agreement with accredited investors (under Rule 506 (b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 2,262,852 shares of its common stock, $0.001 par value per share, (“common stock”) for a cash purchase price of $525,500. The proceeds from the sale of common stock will be used for operating capital. The shares were issued as ‘restricted securities’ under Rule 144 of the Securities Act.

During the year ended October 31, 2025, the Company entered into Stock Subscription Agreements with accredited investors (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended). Whereby the Company privately sold a total of 22,652,626 shares of its common stock, for a cash purchase price of $1,039,000. The proceeds from the sale of common stock will be used for operating capital.

During the year ended October 31, 2024, the Company's Board of Directors granted approval for the issuance of 7,400,000 shares of our common stock valued at $1,192,356, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

During the year ended October 31, 2025, the Company's Board of Directors granted approval for the issuance of 18,705,000 shares of our common stock valued at $5,333,937, in exchange for services rendered to the Company. These shares were considered "restricted securities" under Rule 144 and were issued under the exemption provided by Section 4(a)(2) of the Securities Act. The issuance of these shares resulted in the recognition of stock-based compensation expense in the accompanying statement of operations.

As of October 31, 2025 and October 31, 2024, the Company had 100,795,491 and 419,437,865 shares of common stock issued and outstanding, respectively.

Stock Receivable

As of October 31, 2025, the Company issued 13,750 shares of common stock under Regulation A offering to various shareholders that have not yet paid for shares; therefore, $13,750 has been classified as common stock receivable.

On March 31, 2022, the Company issued 10,000,000 shares of common stock to Vivaris Capital, LLC, in connection with an Advisory Agreement. However, Vivaris Capital, LLC never paid for the shares, and a dispute arose. The dispute centered around the respective performance under the Advisory Agreement.

On May 3, 2024, the Company and Vivaris Capital, LLC executed a Settlement Agreement. As part of this agreement, the Company paid Vivaris Capital, LLC a settlement amount of $15,500, and the 10,000,000 shares issued to Vivaris Capital, LLC were canceled. This settlement nullifies any outstanding receivables related to the stock issuance and fully resolves the dispute between the parties.

As per the Settlement Agreement and Mutual Release of All Claims executed on May 3, 2024, the Company and Vivaris Capital, LLC have resolved their dispute. The settlement terms include the cancellation of the 10,000,000 shares issued to Vivaris Capital, LLC. Additionally, the Company agreed to pay Vivaris Capital, LLC a settlement amount of $15,500, which was recorded as a legal expense. This agreement nullified any outstanding receivable related to the stock issuance and resolved the dispute in full.

Stock Payable

As of October 31, 2025, the Company sold 15,250 shares of common stock under its Regulation A offering to various shareholders that have not yet been issued by the transfer agent; therefore, $15,250 has been classified as common stock payable.

As of October 31, 2025, the Company sold 10,000 shares of common stock under its Regulation D offering to a shareholder that have not yet been issued by the transfer agent; therefore, $10,000 has been classified as common stock payable.

NOTE 7 – PREFERRED STOCK

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series A preferred stock, par value $0.001.

F-35

As of October 31, 2025, and October 31, 2024, the Company had 5,000,000 and 5,000,000 shares of Series A preferred stock issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 500,000 shares of Series B preferred stock, par value $0.001.

On January 2, 2025, the Company entered into a Share Exchange Agreement with the CEO. Pursuant to the agreement, the CEO exchanged 245,000,000 shares of the Company’s common stock for 245,000 shares of Series B Preferred Stock. On January 9, 2025, 245,000,000 shares of common stock held by Donald Owens were cancelled, and 245,000 shares of Series B Preferred Stock were issued to Donald Owens.

On January 2, 2025, the Company entered into a Share Exchange Agreement with HNO Green Fuels, Inc. (“HNO Green Fuels), a related party. Pursuant to the agreement, HNO Green Fuels exchanged 115,000,000 shares of the Company’s common stock for 115,000 shares of Series B Preferred Stock. On January 9, 2025, 115,000,000 shares of common stock held by HNO Green Fuels, Inc. were cancelled, and 115,000 shares of Series B Preferred Stock were issued to HNO Green Fuels, Inc.

As of October 31, 2025, and October 31, 2024, the Company had 360,000 and 0 shares of Series B preferred stock issued and outstanding, respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

Notes Payable, Related Party

On November 19, 2021, the Company issued a note payable in the amount of $20,000 to HNO Green Fuels, of which Donald Owens is Chief Executive Officer. This note bears an interest rate of 2% per annum and had a maturity date of December 19, 2022. The Company agreed to issue 20,000,000 shares of its common stock for settlement of the $20,000 note payable dated November 19, 2021 to HNO Green Fuels. The note matured on December 19, 2022 and the $20,000 principal was settled on December 26, 2022 with the issuance of these shares. The shares are ‘restricted securities’ under Rule 144 and the issuance of the shares was made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended. The accrued interest of $436 remains due in connection with this note.

As of October 31, 2025, the Company had multiple outstanding promissory notes payable to HNO Green Fuels, Inc. The notes bear interest at 2% per annum and were issued in connection with financing arrangements to support the Company’s operations. The following table summarizes the terms of these related-party notes payable, including original principal amounts, maturity dates (as extended), principal outstanding, and accrued interest as of October 31, 2025.

Issue Date	Original Principal	Maturity Date	Principal Outstanding	Accrued Interest
12/1/2021	$500,000	12/31/2025	$435,000	$8,700
5/31/2022	$590,000	5/31/2030	$590,000	$40,379
9/29/2022	$50,000	12/31/2025	$50,000	$1,000
10/20/2022	$50,000	12/31/2025	$50,000	$1,000
3/1/2023	$50,000	12/31/2025	$50,000	$1,000
3/8/2023	$50,000	12/31/2025	$50,000	$1,000
3/23/2023	$50,000	12/31/2025	$50,000	$1,000
4/3/2023	$50,000	12/31/2025	$50,000	$1,000
4/13/2023	$20,000	12/31/2025	$20,000	$400
4/17/2023	$30,000	12/31/2025	$30,000	$739
Total			$1,375,000	$56,218

Extension of Promissory Notes

On December 19, 2024, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2024 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2024 to December 31, 2025. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of October 31, 2025. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

F-36

Subsequent to October 31, 2025, the Company executed additional extensions of these promissory notes, extending the maturity dates from December 31, 2025 to December 31, 2026. These subsequent extensions are disclosed in Note 10 – Subsequent Events.

Advances from Related Party

During the year ended October 31, 2024, Donald Owens, the Company’s Chairman of the Board of Directors, advanced $950,585 to the Company to cover operating expenses, and HNO Green Fuels, Inc. advanced $10,000 for the same purpose. During the year ended October 31, 2025, Mr. Owens advanced an additional $18,500 to the Company and the Company repaid $107,700 as partial repayment of previously advanced funds, and HNO Green Fuels, Inc. advanced $540,000 to the Company and the Company repaid $323,000 as partial repayment of previously advanced funds.

These advances are unsecured, non-interest bearing and due on demand. As of October 31, 2025 and 2024, related party advances had outstanding balances of $1,088,385 and $960,585, respectively.

NOTE 9 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the

Company’s income tax expense as reported is as follows:

	2025	2024
Net loss before income taxes per financial statements	$(6,615,496)	$(3,338,590)
Income tax rate	21%	21%
Income tax recovery	(1,389,254)	(701,104)
Valuation allowance change	1,389,254	701,104
Income tax expense (recovery)	$—	$—

As of October 31, 2024, the Company had federal net operating loss carryforwards of $2,591,385 based on its filed federal income tax return. The amount of net operating loss carryforwards as of October 31, 2025 has not yet been finalized, as the related income tax return has not been prepared. The Company has provided a full valuation allowance against its deferred tax assets.

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of October 31, 2025 and 2024 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the years ended October 31, 2025 and 2024 and no interest or penalties have been accrued as of October 31, 2025 and 2024. As of October 31, 2025 and 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company’s tax years remain open to examination by federal and state taxing authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events have been evaluated through February 6, 2026, which represents the date the financial statements were issued, and no events, other than discussed below have occurred through that date that would impact the financial statements.

Common Stock Issued

The Company entered into a Stock Subscription Agreement with an accredited investor (under Rule 506(b) of Regulation D under the Securities Act of 1933, as amended), whereby the Company privately sold a total of 500,000 shares of its common stock, $0.001 par value per share (“common stock”), for a cash purchase price of $12,500 on November 13, 2025 as ‘restricted securities’ under Rule 144 of the Securities Act. The proceeds from the sale of common stock will be used for operating capital.

F-37

Pursuant to the Company’s Regulation A offering, which was qualified by the Securities and Exchange Commission on December 11, 2025, the Company entered into stock subscription agreements for its common stock at a purchase price of $0.15 per share. On December 13, 2025, the Company received cash proceeds of $5,000 for shares that had not yet been issued as of the reporting date. On January 12, 2026, the Company received cash proceeds of $50,000 for 333,334 shares of common stock, which were issued on January 23, 2026.

Convertible Note Conversion

On December 12, 2025, following the qualification of the Company’s Regulation A Offering Statement on Form 1-A (“Form 1-A”) by the SEC on December 11, 2025, the Company converted $47,446 of principal and accrued interest under a convertible promissory note issued to Newlan Law Firm, PLLC in exchange for legal services in connection with the Form 1-A. The conversion was effected at a price of $0.245625 per share, representing 75% of the price of the Company’s common stock on the trading day immediately preceding the conversion, and resulted in the issuance of 193,164 shares of the Company’s common stock.

Extension of Promissory Notes

On December 19, 2024, the Company entered into nine separate Extension to Promissory Note agreements (the "December 2024 Extensions") with HNO Green Fuels, Inc., a Nevada corporation ("HNOGF"), a related party. These extensions amended nine promissory notes that were originally issued between December 1, 2021 and April 17, 2023, extending their maturity dates from December 31, 2024 to December 31, 2025. The extended notes bear interest at 2% per annum and have an aggregate outstanding principal balance of $785,000 as of October 31, 2025. The original issuance dates, principal amounts, and current balances of these notes are detailed in the table above.

Subsequent to October 31, 2025, the Company executed additional extensions of these promissory notes, extending the maturity dates from December 31, 2025 to December 31, 2026. These subsequent extensions are disclosed in Note 8 – Related Party Transactions.

F-38

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Articles of Incorporation filed May 2, 2005	S-1	333-275193	3.1	10/27/23
2.2	Certificate of Amendment filed March 5, 2009	S-1	333-275193	3.2	10/27/23
2.3	Certificate of Change filed March 5, 2009	S-1	333-275193	3.3	10/27/23
2.4	Certificate of Amendment filed April 8, 2010	S-1	333-275193	3.4	10/27/23
2.5	Certificate of Amendment filed June 4, 2020	S-1	333-275193	3.5	10/27/23
2.6	Certificate of Amendment filed August 31, 2021	S-1	333-275193	3.6	10/27/23
2.7	Certificate of Amendment filed January 6, 2023	S-1	333-275193	3.7	10/27/23
2.8	Certificate of Designation (Series A Preferred Stock) filed October 14, 2019	S-1	333-275193	3.8	10/27/23
2.9	Amendment to Certificate of Designation (Series A Preferred Stock) filed November 10, 2021	S-1	333-275193	3.9	10/27/23
2.10	Amended and Restated Bylaws	1-A	024-12194	1A-2B	4/14/23
2.11	Certificate of Designation (Series B Preferred Stock) filed January 2, 2025	8-K	000-56568	3.1	1/3/25
4.1	Subscription Agreement					Filed Herewith
6.1	Patent Purchase Agreement dated January 24, 2023	1-A	000-56568	1A-6	4/14/23
6.2	Purchase and Sale Agreement with TCF Elrod, LLC dated August 28, 2023	10-Q	000-56568	10.2	9/14/23
6.3	Equity Financing Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.3	10/27/23
6.4	Registration Rights Agreement with GHS dated October 9, 2023	S-1/A	333-275193	10.4	10/27/23
6.5	Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.5	12/19/23
6.6	Promissory Note, dated May 31, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.6	12/19/23
6.7	Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.7	12/19/23
6.8	Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.8	12/19/23
6.9	Promissory Note, dated March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.9	12/19/23
6.10	Promissory Note, dated March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.10	12/19/23
6.11	Promissory Note, dated March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.11	12/19/23
6.12	Promissory Note, dated April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.12	12/19/23
6.13	Promissory Note, dated April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.13	12/19/23
6.14	Promissory Note, dated April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	S-1/A	333-275193	10.14	12/19/23

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Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
6.15	Extension to Promissory Note, dated December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.1	1/23/24
6.16	Extension to Promissory Note, dated September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.2	1/23/24
6.17	Extension to Promissory Note, dated October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc. - Executed January 17, 2024	8-K	000-56568	99.3	1/23/24
6.18	Extension to Promissory Note, dated December 19, 2024 for Note Issued December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.1	12/20/24
6.19	Extension to Promissory Note, dated December 19, 2024 for Note Issued September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.2	12/20/24
6.20	Extension to Promissory Note, dated December 19, 2024 for Note Issued October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.3	12/20/24
6.21	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.4	12/20/24
6.22	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.5	12/20/24
6.23	Extension to Promissory Note, dated December 19, 2024 for Note Issued March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.6	12/20/24
6.24	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.7	12/20/24
6.25	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.8	12/20/24
6.26	Extension to Promissory Note, dated December 19, 2024 for Note Issued April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.9	12/20/24
6.27	Termination Agreement, dated March 13, 2025, relating to the patent purchase agreement dated January 24, 2023	10-K	000-56568	10.27	3/20/25
6.28	Convertible Promissory Note to Jefferson Street Capital, dated April 7, 2026	8-K	000-56568	4.1	4/17/26
6.29	Convertible Promissory Note to Lambda Ventures, LLC, dated April 9, 2026	8-K	000-56568	4.2	4/17/26
6.30	Convertible Promissory Note to Monroe Street Capital Partners, LP, dated May 5, 2026	8-K	000-56568	4.1	5/8/26
6.31	Convertible Promissory Note to Lambda Ventures, LLC, dated May 5, 2026	8-K/A	000-56568	4.3	7/15/26
6.32	Common Stock Purchase Warrant, dated April 7, 2026	8-K	000-56568	99.2	4/17/26
6.33	Common Stock Purchase Warrant, dated April 9, 2026	8-K	000-56568	99.4	4/17/26
6.34	Common Stock Purchase Warrant, dated May 5, 2026	8-K	000-56568	4.2	5/8/26
6.35	Common Stock Purchase Warrant, dated May 5, 2026	8-K/A	000-56568	4.4	7/15/26
6.36	Equity Purchase Agreement, dated April 27, 2026, by and between the Company and Lambda Ventures, LLC	8-K	000-56568	10.1	5/1/26
6.37	Registration Rights Agreement, dated April 27, 2026, by and between the Company and Lambda Ventures, LLC	8-K	000-56568	10.2	5/1/26
6.38	Securities Purchase Agreement, dated April 7, 2026 (Jefferson Street Capital)	8-K	000-56568	10.1	4/17/26
6.39	Securities Purchase Agreement, dated April 9, 2026 (Lambda Ventures, LLC)	8-K	000-56568	10.2	4/17/26
6.40	Securities Purchase Agreement, dated May 5, 2026 (Monroe Street Capital Partners, LP)	8-K	000-56568	4.2	5/5/26
6.41	Securities Purchase Agreement, dated May 5, 2026 (Lambda Ventures, LLC)	8-K/A	000-56568	10.2	7/15/26
6.42	Extension to Promissory Note, dated December 29, 2025 for Note Issued December 1, 2021, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.1	1/5/26
6.43	Extension to Promissory Note, dated December 29, 2025 for Note Issued September 29, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.2	1/5/26

50

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
6.44	Extension to Promissory Note, dated December 29, 2025 for Note Issued October 20, 2022, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.3	1/5/26
6.45	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 1, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.4	1/5/26
6.46	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 8, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.5	1/5/26
6.47	Extension to Promissory Note, dated December 29, 2025 for Note Issued March 23, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.6	1/5/26
6.48	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 3, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.7	1/5/26
6.49	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 13, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.8	1/5/26
6.50	Extension to Promissory Note, dated December 29, 2025 for Note Issued April 17, 2023, between HNO International, Inc. and HNO Green Fuels, Inc.	8-K	000-56568	99.9	1/5/26
11.1	Consent of Barton CPA PLLC					Filed Herewith
11.2	Consent of Business Legal Advisors, LLC (see Exhibit 12.1)					Filed Herewith
12.1	Opinion of Business Legal Advisors, LLC					Filed Herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murrieta, State of California, on October 21, 2026.

HNO INTERNATIONAL INC.

By: /s/ Donald Owens Donald Owens President

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Donald Owens Donald Owens President, Chief Executive Officer [Principal Executive Officer], Secretary and Director (Chairman of the Board of Directors)	October 21, 2026

By: /s/ Hossein Haririnia Hossein Haririnia Treasurer [Principal Financial and Accounting Officer]	October 21, 2026

By: /s/ William Parker William Parker Director	October 21, 2026

52